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Exhibit 10.4

DATAPATH, INC.

28,600,000 Shares of Common Stock

PURCHASE/PLACEMENT AGREEMENT

June 23, 2006

PURCHASE/PLACEMENT AGREEMENT

June 23, 2006

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
1001 19th Street North
Arlington, Virginia 22209

Dear Sirs:

        DataPath, Inc., a Georgia corporation (the "Company"), proposes to issue and sell to you, Friedman, Billings, Ramsey & Co., Inc. ("FBR"), as initial purchaser, a number of shares of the Company's common stock, no par value per share (the "Common Stock") equal to 28,600,000 shares less the number of Regulation D Shares sold in the Private Placement (each as defined herein) (the "144A/Regulation S Shares").

        FBR will also act as the Company's sole placement agent in connection with the Company's offer and sale to certain "Accredited Investors" (as such term is defined in Regulation D ("Regulation D") under the Securities Act of 1933, as amended (the "Securities Act") of (a) that number of shares of Common Stock equal to the difference between 28,600,000 shares and the number of 144A/Regulation S Shares (the "Regulation D Shares" and, together with the 144A/Regulation S Shares, the "Initial Shares"), and (b) the Placed Option Shares (as defined herein), as set forth in the Final Memorandum (as defined herein) under the headings "Plan of Distribution" and "Private Placement". The offer and sale of the shares described in the first sentence of this paragraph (the "Private Placement Shares") is referred to herein as the "Private Placement".

        In addition, the Company proposes to grant to you the option described in Section 1(c) hereof to purchase or place all or any part of 2,860,000 additional shares of Common Stock (the "Option Shares" and, together with the Initial Shares, the "Shares") to cover additional allotments, if any.

        The offer and sale of the Shares to you and to the Accredited Investors, respectively, will be made without registration of the Shares under the Securities Act and the rules and regulations thereunder (the "Securities Act Regulations"), in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof. You have advised the Company that you will make offers and sales ("Exempt Resales") of the 144 A/Regulation S Shares and the Purchased Option Shares (as defined herein) purchased by you hereunder (such shares referred to collectively herein as "Resale Shares") in accordance with Section 3 hereof on the terms set forth in the Final Memorandum (as defined herein), as soon as you deem advisable after this Agreement has been executed and delivered.

        In connection with the offer and sale of the Shares, the Company (i) has prepared a preliminary offering memorandum, subject to completion, dated May 29, 2006, (the "Preliminary Memorandum"), (ii) has prepared an Offering Memorandum Supplement dated June 21, 2006 (the "Memorandum Supplement"), and (iii) will prepare a final offering memorandum, dated the date hereof and as it may be amended or supplemented from time to time (the "Final Memorandum"). Each of the Preliminary Memorandum, Memorandum Supplement and the Final Memorandum sets forth certain information concerning the Company and the Shares. The Company hereby confirms that it has authorized the use of the Preliminary Memorandum, Memorandum Supplement and the Final Memorandum and each amendment or supplement thereto in connection with (i) the offering and resale of the Resale Shares by FBR and by all dealers to whom Resale Shares may be sold and (ii) the Private Placement. Any references to the Preliminary Memorandum, Memorandum Supplement or the Final Memorandum shall be deemed to include all exhibits and annexes thereto.

        It is understood and acknowledged that holders (including subsequent transferees) of the Shares will have the registration rights set forth in the registration rights agreement between the Company and FBR, which shall be in substantially the form attached hereto as Exhibit A and dated as of the Closing Time (as defined herein) (the "Registration Rights Agreement"), for so long as such securities constitute "Registrable Shares" (as defined in the Registration Rights Agreement).

        Pursuant to, and subject to the terms of, the Registration Rights Agreement, the Company will agree to file with the Securities and Exchange Commission (the "Commission"), under the circumstances set forth therein, (i) a registration statement on Form S-l under the Securities Act for the initial public offering of Common Stock that includes the resale by holders of the Registrable Shares and/or (ii) a shelf registration statement on Form S-l or such other appropriate form pursuant to Rule 415 under the Securities Act relating to the resale by holders of the Registrable Shares, and to use its best efforts to cause any such registration statement to be declared effective.

        The Company and FBR agree as follows:

        1.    Sale and Purchase.

        (a)    144A/Regulation S Shares.     Upon the basis of the warranties and representations and other terms and conditions herein set forth, the Company agrees to issue and sell to FBR and FBR agrees to purchase from the Company the 144A/Regulation S Shares at a purchase price of $10.23 per share (the "144A/Regulation S Purchase Price").

        (b)    Regulation D Shares.     The Company agrees to issue and sell the Regulation D Shares and, to the extent that FBR exercises the option described in Section 1(c), the Placed Option Shares, for which the Accredited Investors have subscribed pursuant to the terms and conditions set forth in the subscription agreements substantially in the forms attached to the Preliminary Memorandum as Annex III and Annex IV, as applicable (each a "Subscription Agreement"). The Private Placement Shares will be sold by the Company pursuant to this Agreement at a price of $11.00 per share (the "Regulation D Purchase Price"). As compensation for the services to be provided by FBR in connection with the Private Placement, the Company shall pay to FBR at each of the Closing Time and any Secondary Closing Time (as defined herein), to the extent applicable, an amount equal to $0.77 per Private Placement Share sold at such time (the "Placement Fee").

        (c)    Option Shares.     Upon the basis of the representations and warranties and subject to the other terms and conditions herein set forth, the Company hereby grants an option to FBR to (i) purchase from the Company, as initial purchaser, up to an aggregate of 2,860,000 Option Shares at the 144A/Regulation S Purchase Price per share (the "Purchased Option Shares"); and (ii) place, as exclusive placement agent for the Company, up to that number of Option Shares remaining, after subtracting any Purchased Option Shares with respect to which FBR has exercised its option pursuant to clause (i), at the Regulation D Purchase Price per share (the "Placed Option Shares"). The option granted hereby will expire thirty (30) days after the date hereof and may be exercised in whole or in part from time to time in one or more installments, including at the Closing Time, only for the purpose of covering additional allotments which may be made in connection with the offering and distribution of the Initial Shares upon written notice by FBR to the Company setting forth (i) the number of Option Shares as to which FBR is then exercising the option, (ii) the names and denominations to which the Option Shares are to be delivered in book-entry form through the facilities of The Depository Trust Company ("DTC"), (iii) the number of Option Shares that will be Purchased Option Shares and the number of Option Shares that will be Placed Option Shares, and (iv) the time and date of payment for and delivery of such Option Shares in book-entry form. Any such time and date of delivery shall be determined by FBR, but shall not be later than five (5) full business days nor earlier than one (1) full business day after the exercise of said option, nor in any event prior to the Closing Time, unless otherwise agreed in writing by FBR and the Company.

        2.    Payment and Delivery.

        (a)    144A/Regulation S Shares.     The closing of FBR's purchase of the 144A/Regulation S Shares shall be held at the office of Wilson Sonsini Goodrich & Rosati, Professional Corporation, Two Fountain Square, Reston Town Center, 11921 Freedom Drive, Suite 600, Reston, Virginia 20190 (unless another place shall be agreed upon by FBR and the Company). At the closing, subject to the satisfaction or waiver of the closing conditions set forth herein, FBR shall pay to the Company the aggregate purchase price for the 144A/Regulation S Shares by wire transfer of immediately available funds to an account previously designated by the Company in writing against delivery by the Company of the 144A/Regulation S Shares to FBR for FBR's account through the facilities of DTC in such denominations and registered in such names as FBR shall specify. Such payment and delivery shall be made at 10:00 a.m., New York City time, on the fourth business day after the date hereof (unless another time, not later than ten (10) business days after such date, shall be agreed to by FBR and the Company). The time at which such payment and delivery are actually made is hereinafter called the "Closing Time".

        (b)    Regulation D Shares.     At the Closing Time, subject to the satisfaction of the closing conditions set forth herein, FBR shall pay to the Company the aggregate applicable purchase price for the Regulation D Shares received by FBR prior to the Closing Time (net of any Placement Fee, if the Placement Fee is withheld as provided in the immediately following paragraph) against the Company's delivery of the Regulation D Shares to FBR, as placement agent in respect of such shares, in book-entry form through the facilities of DTC for each such Accredited Investor's account. At FBR's option, it may delay the placement of up to 3% of Regulation D Shares (the "Extended Regulation D Shares") for an additional five (5) business days after the Closing Time (the "Extended Regulation D Closing Date") at which time FBR shall cause The Bank of New York, as escrow agent, to the extent it has available funds transferred to it by Accredited Investors, to pay the Company the aggregate applicable purchase price for the Extended Regulation D Shares placed by FBR (net of any Placement Fee, if the Placement Fee is withheld as provided herein) against the Company's delivery of the Extended Regulation D Shares to the purchasers thereof, in book-entry form through the facilities of DTC. Extended Regulation D Shares may only be placed with Accredited Investors who have committed to purchase Regulation D Shares before the Closing Time. The time at which payment and delivery on an Extended Regulation D Closing Date is actually made is hereinafter sometimes called the "Extended Closing Time."

        At each of the Closing Time or any Extended Closing Time, unless FBR has withheld such amount from the applicable purchase price paid by FBR to the Company with respect to the Regulation D Shares placed by FBR on such date, the Company shall pay to FBR, by wire transfer of immediately available funds to an account or accounts designated by FBR, any Placement Fee amount payable with respect to the Regulation D Shares for which the Company shall have received the purchase price.

        (c)    Option Shares.     The closing of FBR's purchase or placement of the Option Shares shall occur from time to time at the office of Wilson Sonsini Goodrich & Rosati, Professional Corporation, Two Fountain Square, Reston Town Center, 11921 Freedom Drive, Suite 600, Reston, Virginia 20190 (unless another place shall be agreed upon by FBR and the Company). On the applicable Secondary Closing Time (as defined herein), subject to the satisfaction or waiver of the closing conditions set forth herein, FBR shall pay to the Company the aggregate applicable purchase price for the Option Shares then purchased or placed by FBR (net of any Placement Fee with respect to any Placed Option Shares) by wire transfer of immediately available funds against the Company's delivery of the Option Shares. Such payment and delivery shall be made at 10:00 a.m., New York City time, on each Secondary Closing Time. The Option Shares shall be delivered in book-entry form through the facilities of DTC, in such names and in such denominations as FBR shall specify. The time at which payment by FBR for and delivery by the Company of any Option Shares are actually made is referred to herein as a "Secondary Closing Time".

        3.    Offering of the Shares; Restrictions on Transfer.

        (a)   FBR represents and warrants to and agrees with the Company that (i) it has not solicited and will not solicit any offer to buy, and has not and will not make any offer to sell, the Shares by means of any form of general solicitation or general advertising (within the meaning of Regulation D, and, with respect to Resale Shares sold in reliance on Regulation S under the Securities Act ("Regulation S"), by means of any directed selling efforts (within the meaning of Regulation S) in the United States; and (ii) it has solicited and will solicit offers to buy the Resale Shares only from, and has offered and will offer, sell and deliver the Resale Shares only to, (A) persons who it reasonably believes to be "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) ("QIBs") or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to it that each such account is a QIB to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in transactions under Rule 144A and who provide to it a fully completed and executed purchaser's letter substantially in the form of Annex I to the Preliminary Memorandum or Final Memorandum, and (B) persons (each a "Regulation S Purchaser") to whom, and under which circumstances, it reasonably believes offers and sales of Resale Shares may be made without registration under the Securities Act in reliance on Regulation S thereunder, and who provide to it a fully completed and executed purchaser's letter substantially in the form of Annex II to the Preliminary Memorandum or Final Memorandum (such persons specified in clauses (A) and (B) being referred to herein as the "Eligible Purchasers").

        (b)   The Company represents and warrants to and agrees with FBR that it (together with its affiliates) has not solicited and will not solicit any offer to buy, and it (together with its affiliates) has not offered and will not offer to sell, the Shares by means of any form of general solicitation or general advertising (within the meaning of Regulation D), and it has solicited and will solicit offers to buy the Private Placement Shares only from, and has offered and will offer, sell or deliver the Shares only to, Accredited Investors. The Company also represents and warrants and agrees that it will sell the Private Placement Shares only to persons that have provided to the Company a fully completed and executed Subscription Agreement in the form of Annex III or Annex IV, as applicable, to the Preliminary Memorandum or Final Memorandum.

        (c)   The Company represents and warrants to and agrees with FBR that, assuming the accuracy of FBR's representations and warranties and FBR's compliance with its obligations set forth in this Section 3, (i) none of the Company or any of its affiliates or any person acting on behalf of it or its affiliates has engaged in, nor will any of them engage in, any directed selling efforts (as that term is defined in Regulation S) with respect to the Shares; and (ii) the Company or any of its affiliates, and any person acting on behalf of it or its affiliates (in each case, other than FBR as to which no representation is made) have complied, and will comply, with the offering restrictions requirement of Regulation S.

        (d)   FBR represents and warrants that it has not offered or sold, nor will it offer or sell, any Resale Shares in a jurisdiction outside of the United States except in material compliance with all applicable laws, regulations and rules of those countries.

        (e)   Each of FBR and the Company severally represents and warrants to the other that no action is being taken by it or is contemplated that would permit an offering or sale of the Shares or possession or distribution of the Preliminary Memorandum or the Final Memorandum or any amendment or supplement thereto or any other offering material relating to the Shares in any jurisdiction where, or in any other circumstances in which, action for those purposes is required (other than in jurisdictions where such action has been duly taken by counsel for FBR).

        (f)    FBR and the Company agree that FBR may arrange (i) for the private offer and sale of a portion of the Resale Shares to a limited number of Eligible Purchasers (which may include affiliates of FBR), and (ii) for the private offer and sale of the Private Placement Shares by the Company to Accredited Investors (which may include affiliates of FBR), in each case under restrictions and other circumstances designed to preclude a distribution of the Shares that would require registration of the Shares under the Securities Act.

        (g)   FBR and the Company agree that the Shares may be resold or otherwise transferred by the holders thereof only if the offer and sale of such Shares are registered under the Securities Act or if an exemption from registration is available. FBR hereby establishes and agrees that it has observed and will observe the following procedures in connection with offers, sales and subsequent resales or other transfers of any Shares placed by FBR:

          (i)    Sales only to Eligible Purchasers.    Initial offers and sales of the Resale Shares will be made only in Exempt Resales by FBR to investors that FBR reasonably believes to be Eligible Purchasers and who have delivered to the Company and FBR a fully completed and executed purchaser's letter substantially in the form of Annex I or II, as applicable, to the Preliminary Memorandum or Final Memorandum.

          (ii)    No general solicitation.    The Shares will be offered only by approaching prospective purchasers on an individual basis with whom FBR has an existing relationship. No general solicitation or general advertising within the meaning of Regulation D will be used in connection with the offering of the Shares.

          (iii)    Restrictions on transfer.    Each of the Preliminary Memorandum and the Final Memorandum shall state that the offer and sale of the Shares have not been and will not be registered (other than pursuant to the Registration Rights Agreement) under the Securities Act, and that no resale or other transfer of any Shares or any interest therein prior to the date that is two years (or such shorter period as is prescribed by Rule 144(k) under the Securities Act as then in effect) after the later of the original issuance of such Shares and the last date on which the Company or any "affiliate" (as defined in Rule 144 under the Securities Act) of the Company was the owner of such Shares may be made by a purchaser of such Shares except as follows:

            (A)  to the Company or any subsidiary thereof,

            (B)  pursuant to a registration statement that has been declared effective under the Securities Act,

            (C)  for so long as the Shares are eligible for resale pursuant to Rule 144A under the Securities Act, in a transaction complying with the requirements of Rule 144A to a person who such purchaser reasonably believes is a QIB that purchases for its own account or for the account of a QIB and to whom notice is given that the offer, resale, pledge or transfer is being made in reliance on Rule 144A,

            (D)  pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S, with the consent of the Company,

            (E)  to an Accredited Investor that is acquiring the Shares for his, her or its own account or an investment adviser who is acquiring the Shares for the account of an Accredited Investor for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof, or

            (F)  pursuant to any other available exemption from the registration requirements of the Securities Act,

  in each case in accordance with any applicable federal securities laws and the securities laws of any state of the United States or other jurisdiction.

        (h)   FBR and the Company agree that each initial resale of Resale Shares by FBR (and each purchase of Resale Shares from the Company by FBR) in accordance with this Section 3 shall be deemed to have been made on the basis of and in reliance on the representations, warranties, covenants and agreements (including, without limitation, agreements with respect to indemnification and contribution) of the Company herein contained.

        4.    Representations and Warranties of the Company.

        The Company hereby represents and warrants to FBR that:

          (a)   the Preliminary Memorandum as amended or supplemented by the Memorandum Supplement on June 21, 2006 (the "Applicable Time"), together with the pricing terms set forth in Section 1(a) and (b) of this Agreement (collectively, the "Disclosure Package") did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Final Memorandum will not, as of its date, at the Closing Time and at each Secondary Closing Time (if any), contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statement in or omission from the Preliminary Memorandum, Memorandum Supplement or Final Memorandum made in reliance upon and in conformity with information furnished to the Company in writing by FBR expressly for use therein (that information being limited to that described in the last sentence of Section 8(b) hereof);

          (b)   the Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Georgia, with requisite corporate power and authority to own, lease or operate its properties and to conduct its business as described in the Disclosure Package and the Final Memorandum and to execute and deliver this Agreement and the Registration Rights Agreement, and to consummate the transactions contemplated hereby (including the issuance, sale and delivery of the Shares) and thereby;

          (c)   each corporation, association, partnership or other business entity of which more than 50% of the total voting power entitled to vote in the election of directors, managers, general partners, or trustees thereof is controlled, directly or indirectly, but the Company (each, a "Subsidiary") is a legal entity duly organized and validly existing and in good standing under the laws of its respective jurisdiction of organization, with requisite power and authority to own, lease or operate its properties and to conduct its business;

          (d)   the Company had, at the date indicated and at the Closing Time, the duly authorized capitalization set forth in the Disclosure Package and the Final Memorandum under the caption "Capitalization" after giving effect to the adjustments set forth thereunder; all of the issued and outstanding shares of capital stock of the Company and each Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable, have been issued and sold in compliance with all applicable federal and state securities laws and the laws of the jurisdiction of incorporation of the Company or such Subsidiary, as applicable, and have not been issued in violation of or subject to any preemptive right or other similar right of stockholders arising by operation of law, under the articles of incorporation or bylaws of the Company or such Subsidiary, as applicable, under any agreement to which the Company or such Subsidiary, as applicable, is a party or otherwise; all of the capital stock, partnership interests or membership interests of any of the Company's Subsidiaries are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims; except as disclosed in the Disclosure Package and the Final Memorandum, there are no outstanding (i) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company or capital stock, partnership interests or membership interests of any of its Subsidiaries, (ii) warrants, rights or options to subscribe for or purchase from the Company or any such Subsidiary any such capital stock or any such convertible or exchangeable securities or obligations or (iii) obligations of the Company or any such Subsidiary to issue or sell any shares of capital stock, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options;

          (e)   the Shares have been duly authorized for issuance, sale and delivery pursuant to this Agreement and, when issued and delivered by the Company against payment therefor in accordance with the terms of this Agreement, will be duly and validly issued and fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance, sale and delivery of the Shares by the Company are not subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right of stockholders arising by operation of law, under the articles of incorporation or bylaws of the Company, under any agreement to which the Company is a party or otherwise, other than as provided for in the Registration Rights Agreement; the Shares satisfy the requirements set forth in Rule 144A under the Securities Act;

          (f)    each of the Company and the Subsidiaries is duly qualified or licensed by, and is in good standing in, each jurisdiction in which it conducts its business, or in which it owns or leases property or maintains an office and in which such qualification or licensing is necessary and in which the failure, individually or in the aggregate, to be so qualified or licensed could reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), results of operations or prospects of the Company and the Subsidiaries taken as a whole (a "Material Adverse Effect");

          (g)   the Company and the Subsidiaries have good and marketable title in fee simple to all real property, if any, and good title to all personal property owned by them, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in the Disclosure Package and the Final Memorandum or as could not reasonably be expected to have a Material Adverse Effect; and any real property or personal property held under lease by the Company or any Subsidiary is held under valid, existing and enforceable leases, with such exceptions as are disclosed in the Disclosure Package and the Final Memorandum or as could not reasonably be expected to have a Material Adverse Effect, and neither the Company nor any Subsidiary has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or such Subsidiary under any such lease;

          (h)   each of the Company and the Subsidiaries owns or possesses such (i) works of authorship including, without limitation, computer programs, source code, and executable code, whether embodied in software, firmware or otherwise, documentation, designs, files, records, data and mask works, (ii) material patents, patent rights, licenses, inventions (whether or not patentable), improvements, and technology, (iii) proprietary and confidential information, trade secrets and know how, (iv) databases, data compilations and collections and technical data, (v) copyrights, logos, trade names, trade dress, trademarks and service marks, (vi) domain names, web addresses and sites, (vii) tools, methods and processes, and (viii) any and all instances of the foregoing in any form and embodied in any media (collectively "Intellectual Property"), as are necessary to entitle the Company or any such Subsidiary, as the case may be, to conduct the Company's or such Subsidiary's business described in the Disclosure Package and the Final Memorandum, and neither the Company nor any such Subsidiary has received written notice of any infringement of or conflict with (and, upon due inquiry, the Company does not know of any such infringement of or conflict with) asserted rights of others with respect to any Intellectual Property which could reasonably be expected to have a Material Adverse Effect;

          (i)    neither the Company nor any Subsidiary has violated, or received notice of any violation with respect to, any law, rule, regulation, order, decree or judgment applicable to it or its business, including those relating to transactions with affiliates, safety or similar laws, federal or state laws relating to discrimination in the hiring, promotion or pay of employees, federal or state wages and hours law and regulations promulgated thereunder, except for those violations that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

          (j)    none of the Company, any Subsidiary or any officer, director, agent or employee purporting to act on behalf of the Company or any such Subsidiary, has at any time, directly or indirectly, (i) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law, (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law (including the Foreign Corrupt Practices Act of 1977, as amended (the "FCPA")), (iii) engaged in any transactions, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company, (iv) violated any provision of the FCPA, or (v) made any other unlawful payment;

          (k)   (except as otherwise disclosed in the Disclosure Package and the Final Memorandum, there are no outstanding loans or advances or guarantees of indebtedness by the Company or any Subsidiary to or for the benefit of any of the officers, directors, affiliates or representatives of the Company or any Subsidiary or any of the members of the families of any of them; any outstanding loans or advances or guarantees of indebtedness by the Company or any Subsidiary or to or for the benefit of any such persons will be repaid, satisfied or terminated, as the case may be, within 60 days after the Closing Time;

          (l)    except with respect to FBR (and pursuant to the Letter Agreement dated May 21, 2006 among the Company, DataPath Holdings, LLC and Citigroup Global Markets, Inc.), neither the Company nor any Subsidiary has incurred any liability for any finder's fees or similar payments in connection with the transactions contemplated hereby;

          (m)  neither the Company nor any Subsidiary is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under) its respective articles of incorporation, as amended, amended and restated bylaws, or other organizational documents (collectively, the "Charter Documents") or in the performance or observance of any obligation, agreement; covenant or condition contained in any contract, license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their respective properties may be bound or affected, except for such breaches or defaults which would not have a Material Adverse Effect;

          (n)   the execution, delivery and performance by the Company of this Agreement and the Registration Rights Agreement, and the issuance, sale and delivery of the Shares by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, the compliance by the Company with the terms and provisions hereunder and thereunder, and the application of the proceeds of the sale of the Shares as set forth under the caption "Use of Proceeds" in the Disclosure Package and the Final Memorandum will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (i) any provision of the Charter Documents of the Company or any Subsidiary, (ii) any provision of any contract, license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which it or its respective properties may be bound or affected, or (iii) any constitution, act, statute, law, treaty, rule, code, ordinance, regulation, standard, directive or official interpretation of, or judgment, injunction, order, decision, decree, license, permit, consent or authorization issued by, the United States government or any state, local or foreign government, court, administrative agency or commission or other governmental agency, authority or instrumentality, domestic or foreign, of competent jurisdiction applicable to the Company or any Subsidiary, except in the case of clauses (ii) or (iii) for such conflicts, breaches or defaults which have been validly waived or would not reasonably be expected to have a Material Adverse Effect or result in the creation or imposition of any material lien, charge, claim or encumbrance upon any property or asset of the Company or any Subsidiary; "Legal Requirement" means any constitution, act, statute, law treaty, rule, code ordinance, regulation, standard, directive or official interpretation of, or judgment, injunction, order, decision, decree, license, permit, consent or authorization issued by any Governmental Authority (as defined in Section 4(ss);

          (o)   this Agreement has been duly authorized, executed and delivered by the Company and is enforceable in accordance with its terms, and the Registration Rights Agreement has been duly authorized by the Company and at the Closing Time will have been duly executed and delivered by the Company and will constitute a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except in each case as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general principles of equity, and except to the extent that the indemnification provisions hereof or thereof may be limited by federal or state securities laws and public policy considerations in respect thereof;

          (p)   the Shares, this Agreement and the Registration Rights Agreement conform in all material respects to the descriptions thereof contained in the Disclosure Package and the Final Memorandum;

          (q)   assuming the accuracy of FBR's representations and warranties set forth in Section 3 of this Agreement and that the purchasers who buy the Resale Shares in Exempt Resales are Eligible Purchasers, no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the execution, delivery and performance by the Company of this Agreement or the Registration Rights Agreement, or the consummation by the Company of the transactions contemplated hereby and thereby, or the issuance, sale and delivery of the Shares as contemplated hereby, other than (i) such as have been obtained or made, or will have been obtained or made at the Closing Time, including any necessary filings under the Communications Act of 1934, as amended, and Hart-Scott-Rodino Act filings, (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered or placed by FBR, (iii) with or by federal or state securities regulatory authorities in connection with or pursuant to the Registration Rights Agreement, including without limitation the filing of the registration statement(s) required thereby with the Commission, and (iv) the filing of a Form D with the Commission and with the applicable state regulatory authorities;

          (r)   each of the Company and the Subsidiaries has all necessary licenses (including licenses issued by the Federal Communications Commission ("FCC Licenses"), permits, certificates, authorizations, consents and approvals (collectively, "Authorizations") and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary Authorizations from other persons required in order to conduct its respective business as described in the Disclosure Package and the Final Memorandum, except to the extent that any failure to have any such Authorizations, to make any such filings or to obtain any such Authorization would not, individually or in the aggregate, have a Material Adverse Effect; the Company and the Subsidiaries have complied with the terms of the necessary Authorizations and there are no pending modifications, amendments or revocations of the Authorizations that would have a Material Adverse Effect; all fees due and payable to government authorities pursuant to the Authorizations have been paid, except to the extent that any failure to pay any such fees would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; all reports required to be filed in connection with the Authorizations have been timely filed and are accurate and complete; true and correct copies of the Authorizations and all amendments thereto to the date hereof have been delivered to, or made available to, FBR; to the Company's knowledge, there are no existing applications, petitions to deny or complaints or proceedings pending before the FCC or any state public utility commission having jurisdiction over the Company or any Subsidiary relating to the Authorizations or the businesses of the Company and the Subsidiaries, except for those that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; neither the Company nor any Subsidiary is in violation of, or in default under, any Authorization applicable to the Company or any such Subsidiary, the effect of which could reasonably be expected to have a Material Adverse Effect; all Authorizations are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedure or to pay any amounts other than routine filing and regulatory fees; none of the FCC Authorizations will be or could reasonably be expected to be adversely affected by the consummation of any action the Company has taken in connection with the transactions contemplated hereby; each of the Company and the Subsidiaries is the sole holder of its respective Authorizations;

          (s)   there is no outstanding judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body, or authority (including the FCC or any state body having jurisdiction over the Company or any Subsidiary) affecting the businesses of the Company or any Subsidiary which questions the validity of any action taken or to be taken pursuant to this Agreement or in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement; there is no litigation, arbitration, investigation or other proceeding of or before any court, arbitrator, or government or regulatory official, body or authority (including the FCC or any state body having jurisdiction over the Company or any Subsidiary) pending, or, to the Company's knowledge, threatened, against the Company, any Subsidiary or any shareholder of the Company the result of which, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect or to terminate, modify, or adversely change the Company's or any Subsidiary's rights with respect to the Authorizations, and the Company has no knowledge of any reasonably likely basis therefor.

          (t)    the Disclosure Package and the Final Memorandum contain accurate summaries of all material contracts, agreements, instruments and other documents of the Company and the Subsidiaries that would be required to be described in a prospectus included in a registration statement on Form S-1 under the Securities Act; the copies of all contracts, agreements, instruments and other documents (including governmental licenses, authorizations, permits, consents and approvals and all amendments or waivers relating to any of the foregoing) that have been previously furnished to FBR or its counsel are complete and genuine and include all material collateral and supplemental agreements thereto;

          (u)   other than as set forth in the Disclosure Package and the Final Memorandum, there are no actions, suits, arbitrations, claims, proceedings, inquiries or investigations pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary, or any of their respective properties, directors, officers or affiliates at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency; other than FBR, the Company has not authorized anyone to make any representations regarding the offer and sale of the Shares, or regarding the Company or its Subsidiaries in connection therewith; the Company has not received notice of any order or decree preventing the use of the Preliminary Memorandum or the Final Memorandum or any amendment or supplement thereto, and no order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act has been issued and no proceeding for that purpose has commenced or is pending or, to the Company's knowledge, is contemplated;

          (v)   no securities of the Company are of the same class (within the meaning of Rule 144A under the Securities Act) as the Shares and listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or quoted in a U.S. automated inter-dealer quotation system;

          (w)  subsequent to the date of the Preliminary Memorandum, and except as may be otherwise stated in the Disclosure Package and the Final Memorandum, there has not been (i) any event, circumstance or change that has, or could reasonably be expected to have, a Material Adverse Effect, (ii) any transaction, other than in the ordinary course of business, which is material to the Company and the Subsidiaries taken as a whole, contemplated or entered into by the Company or any Subsidiary, (iii) any obligation, contingent or otherwise, directly or indirectly incurred by the Company or any Subsidiary, other than in the ordinary course of business, which is material to the Company and the Subsidiaries taken as a whole, or (iv) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, or any purchase by the Company of any of its outstanding capital stock;

          (x)   neither the Company nor any of the Subsidiaries is, nor upon the sale of the Shares as contemplated herein and the application of the net proceeds therefrom as described in the Disclosure Package and the Final Memorandum under the caption "Use of Proceeds", will be, an "investment company" or an entity "controlled" by an "investment company" (as such terms are defined in the Investment Company Act of 1940, as amended);

          (y)   except as otherwise stated in the Disclosure Package and the Final Offering Memorandum, there are no persons with registration or other similar rights to have any securities registered by the Company under the Securities Act other than pursuant to the Registration Rights Agreement;

          (z)   the Company has not relied upon FBR or legal counsel for FBR for any legal, tax or accounting advice in connection with the offering and sale of the Shares;

          (aa) each of the independent directors named in the Disclosure Package and the Final Memorandum has not within the last five years been employed by or affiliated, directly or indirectly, with the Company, whether by ownership of, ownership interest in, employment by, any material business or professional relationship with, or serving as an officer or director of, the Company or any of its affiliates;

          (bb) in connection with the offering of the Shares, neither the Company, nor any of its affiliates (as defined in Section 501(b) of Regulation D) has, whether directly or through any agent or person acting on its behalf (other than FBR): (1) offered Common Stock of the Company or any other securities convertible into or exchangeable or exercisable for such Common Stock in a manner in violation of the Securities Act or the rules and regulations thereunder, (ii) distributed any other offering material in connection with the offer and sale of the Shares, other than as described in the Disclosure Package and the Final Memorandum, or (iii) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any security (as defined in the Securities Act) which is or will be integrated with the offering and sale of the Shares in a manner that would require the registration of the Shares under the Securities Act;

          (cc) neither the Company nor any of its affiliates (i) is required to register as a "broker" or "dealer" in accordance with the provisions of the Exchange Act or the rules and regulations thereunder, or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article 1 of the Bylaws of the National Association of Securities Dealers, Inc. (the "NASD")) any member firm of the NASD;

          (dd) none of the Company or any of its directors, officers, representatives or affiliates have taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result in, under the Securities Act, the Exchange Act or otherwise, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

          (ee) each of the Company and the Subsidiaries carries, or is covered by, insurance (issued by insurers of recognized financial responsibility to the best knowledge of the Company) in such amounts and covering such risks as is appropriate for the conduct of their respective businesses and the value of the assets to be held by them upon the consummation of the transactions contemplated by the Disclosure Package and the Final Memorandum and as is customary for companies engaged in businesses similar to the business of the Company or such Subsidiary, all of which insurance is in full force and effect;

          (ff)  the financial statements, including the notes thereto, included in the Disclosure Package and the Final Memorandum fairly present the financial condition of the Company as of the respective dates thereof, and the results of its operations for the periods then ended, correctly reflect and disclose all extraordinary items, and have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis;

          (gg) Deloitte & Touche LLP, who have certified certain financial statements included in the Disclosure Package and the Final Memorandum, whose reports with respect to such financial statements are included in the Disclosure Package and the Final Memorandum and who have delivered the comfort letters referred to in Section 6(b) hereof, are, and were during the periods covered by their reports, independent registered public accountants with respect to the Company within the meaning of the Securities Act or the Securities Act Regulations;

          (hh) neither the Company nor any of the Subsidiaries nor to the Company's knowledge, any employee or agent of the Company or any of the Subsidiaries, has made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any law, rule or regulation, including without limitation the "know your customer" and anti-money laundering laws of any jurisdiction;

          (ii)   any certificate signed by any officer of the Company delivered to FBR or to counsel for FBR pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to FBR as to the matters covered thereby;

          (jj)   the forms of the certificates used to evidence the Common Stock comply in all material respects with all applicable statutory requirements and with any applicable requirements of the Charter Documents of the Company;

          (kk) except where such failure to file or pay an assessment or lien would not in the aggregate reasonably be expected to have a Material Adverse Effect or where such matters are the result of a pending bona fide dispute with taxing authorities, (i) each of the Company and the Subsidiaries has accurately prepared and timely filed any and all federal, state, foreign and other tax returns that are required to be filed by it, if any, and has paid or made provision for the payment of all taxes, assessments, governmental or other similar charges, including without limitation, all sales and use taxes and all taxes which the Company or such Subsidiary is obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return), (ii) no deficiency assessment with respect to a proposed adjustment of the Company's or any Subsidiary's federal, state, local or foreign taxes is pending or, to the best of the Company's knowledge, threatened; (iii) since the date of the most recent audited financial statements, neither the Company nor any Subsidiary has incurred any liability for taxes other than in the ordinary course of its business; and (iv) there is no tax lien, whether imposed by any federal, state, foreign or other taxing authority, outstanding against the assets, properties or business of the Company or any Subsidiary;

          (ll)   except as described in the Disclosure Package and the Final Memorandum or as would not in the aggregate reasonably be expected to have a Material Adverse Effect, (i) neither the

  Company nor any Subsidiary is in violation of any Legal Requirement relating to pollution or protection of human health and safety, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), natural resources or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, hazardous or toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (ii) each of the Company and the Subsidiaries has all permits, authorizations and approvals required under any applicable Environmental Laws to conduct their respective businesses and are each in compliance with their requirements, (iii) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any Subsidiary, and (iv) to the knowledge of the Company, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any Subsidiary relating to Hazardous Materials or any Environmental Laws. Neither the Company nor any Subsidiary anticipates material capital expenditures relating to Environmental Laws;

          (mm) the Company and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

          (nn) the Company and each of the Subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company or any of the Subsidiaries would have any liability; the Company and each of the Subsidiaries have not incurred and do not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder ("Code"); and each "pension plan" for which the Company and each of its Subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification;

          (oo) neither the Company nor any of its Subsidiaries, nor, to the Company's knowledge, any of its affiliates or any director, officer, agent or employee of, or other person associated with or acting on behalf of, the Company, has violated the Bank Secrecy Act, as amended, the Uniting and Strengthening of America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT ACT) of 2001 or the rules and regulations promulgated under any such law or any successor law;

          (pp) the operations of the Company and its Subsidiaries and, to the Company's knowledge, its affiliates are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Money Laundering Control Act of 1986, as amended, any other money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the "Money Laundering Laws"), except for any such non-compliance as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of it Subsidiaries, or, to the Company's knowledge, any of its affiliates, with respect to the Money Laundering Laws is pending or, to the Company's knowledge, threatened;

          (qq) each of the Company and its Subsidiaries, and, to the Company's knowledge, each of their affiliates and any director, officer, agent or employee of, or other person associated with or acting on behalf of, the Company has acted at all times in compliance in all material respects with applicable Export and Import Laws (as defined below) and there are no claims, complaints, charges, investigations or proceedings pending or, to the knowledge of the Company, threatened between the Company or any of its Subsidiaries and any governmental authority under any Export or Import Laws. The term "Export and Import Laws" means the Arms Export Control Act, the International Traffic in Arms Regulations, the Export Administration Act of 1979, as amended, the Export Administration Regulations, The Trading with the Enemy Act, the International Emergency Economic Powers Act, and sanctions regulations issued pursuant to those statutory authorities prohibiting unlicensed transactions (including exports of services, data, or goods) with sanctioned countries or entities, and all other laws and regulations of the United States government regulating the provision of services to non-U.S. parties or the export and import of articles or information from and to the United States of America, and all similar laws and regulations of any foreign government regulating the provision of services to parties not of the foreign country or the export and import of articles and information from and to the foreign country to parties not of the foreign country;

          (rr)  neither the Company nor any of its Subsidiaries, nor, to the Company's knowledge, any of its affiliates or any director, officer, agent or employee of, or other person associated with or acting on behalf of, the Company, is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department ("OFAC"); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, partner or joint venturer or other person or entity, for the purpose of financing the activities of any person currently subject to any United States sanctions administered by OFAC;

          (ss)  (i) To the Company's knowledge, neither the Company nor any director, officer, consultant, agent or employee of the Company or any Subsidiary has been suspended, debarred or declared ineligible from or with respect to bidding on or performing Government Contracts or from doing business with any Governmental Authority; to the Company's knowledge: (A) no such suspension, debarment or ineligibility has been proposed, initiated or threatened; (B) no investigation, audit or proceeding is pending that could result in such suspension, debarment or ineligibility; and (C) no circumstances exist that could reasonably be expected to warrant the institution of debarment, suspension or other ineligibility proceedings against the Company or any Subsidiary or any director, officer, consultant, agent or employee of the Company or any Subsidiary;

             (ii)  neither the Company nor any Subsidiary has received any of the following with respect to any of its respective Government Contracts (as defined herein): (A) a termination for default, (B) since 2005, a termination for convenience, (C) a stop-work or suspension of work order, (D) a cure or show cause notice, (E) a no cost termination, (F) the rescission or cancellation of any contract, (G) the assessment of damages against the Company or any Subsidiary, (H) any price reductions against the Company or any Subsidiary for defective cost or pricing data, or (I) any unallowability determinations with respect to any of its costs, except for those as would not reasonably be expected to have a Material Adverse Effect;

            (iii)  in connection with any Government Contract or Government Bid (as defined herein), neither the Company nor any Subsidiary nor, to the Company's knowledge, any of its or their respective directors, officers, consultants, agents or employees has been (and is not now being), within the past six years: (A) audited (outside of audits conducted in the ordinary course of business) or investigated; (B) subject to any indictments or civil, administrative or criminal complaints, investigation or information by any Governmental Authority, or any contractor or subcontractor with or to a Governmental Authority; or (C) threatened with any such audit or investigation or requested to provide information with respect to any alleged irregularity, misstatement or omission arising under or relating to any Government Contract or any Government Bid. Neither the Company nor any Subsidiary has entered into any voluntary disclosure, consent order, administrative agreement or the like;

            (iv)  no negative determinations of responsibility (or any similar finding) have been issued against the Company or any Subsidiary by any Governmental Authority; no key persons, key officials or similar contract clauses exist in any of the Company's Government Contracts that would unreasonably prevent or prohibit the transfer of the work, duties or responsibilities of any employee, director or officer of the Company to another equally (or better) qualified employee, director or officer of the Company;

             (v)  the Company is a small business concern as defined in Federal Acquisition Regulation ("FAR") 19.001 for purposes of contracting or subcontracting with the United States government;

            (vi)  neither the Company nor any Subsidiary has been or is currently in violation of (A) any laws, directives, or regulations relating to security clearances, the protection of classified information, or export controls; or (B) any agreements relating thereto, except for such violations as would not reasonably be expected to have a Material Adverse Effect;

           (vii)  neither any Governmental Authority nor any prime contractor, subcontractor or other person has notified the Company or any Subsidiary in writing that the Company or any Subsidiary has breached or violated any applicable law, regulation, directive, or Legal Requirement arising under or relating or pertaining to any Government Contract or Government Bid;

          (viii)  each of the Company and the Subsidiaries has complied in all material respects with all Legal Requirements governing or applicable to its Government Contracts and Government Bids, including the material terms and conditions of all such Government Contracts and Government Bids; each Government Contract performed or being performed by the Company or any Subsidiary was legally and properly awarded to the Company or such Subsidiary and, if performance is ongoing, each Government Contract is currently valid. Neither the Company nor any Subsidiary has, in obtaining or performing any Government Contract, violated any laws, regulations, rules, directives, requirements or procedures of any Governmental Authority or any other applicable Legal Requirement that could reasonably be expected to have a Material Adverse Effect; there exist (A) no outstanding claims (including, but not limited to, termination settlement proposals), contracting officer's final decisions, requests for equitable adjustment or other contractual action(s) for relief against the Company or any Subsidiary, by a Governmental Authority or by any prime contractor, subcontractor or other person, arising under or relating to any Government Contract or Government Bid, and (B) no disputes between the Company or any Subsidiary and any Governmental Authority or between the Company or any Subsidiary and any prime contractor, subcontractor or other person, arising under or relating to any Government Contract or Government Bid that could reasonably be expected to have a Material Adverse Effect; neither the Company nor any Subsidiary has an interest in any pending or potential claim, request for equitable adjustment, action, litigation or appeal under the Contract Disputes Act of 1978, as amended, and/or under or related to the disputes clause of any contract against any Governmental Authority or involving any prime contractor or subcontractor;

            (ix)  all facts set forth by the Company or any Subsidiary in any certification, representation or disclosure submitted by the Company or any Subsidiary with respect to any Government Contract or Government Bid were current, accurate and complete in all material respects as of the date of submission and the Company and the Subsidiaries have complied in all material respects with such certifications, representations or disclosures; to the extent that there have been any material changes to such certifications, representations or disclosures, the Company and the Subsidiaries timely notified the appropriate Governmental Authority, prime contractors and/or subcontractors;

             (x)  there are not and have not been any irregularities, misstatements, omissions or other occurrences relating to any Government Contract or Government Bid that have led to or could reasonably be expected to lead to: (A) any administrative, civil, criminal or other investigation, audit (other than audits in the ordinary course of business), proceeding or indictment involving the Company or any Subsidiary; (B) the disallowance of any material invoices or material costs submitted for payment by the Company or any Subsidiary; (C) the recoupment of any payments previously made to the Company or any Subsidiary; (D) a finding or claim of fraud, false statements, false claims, defective pricing, or mischarging by the Company or any Subsidiary; or (E) the assessment of material damages of any kind against the Company or any Subsidiary; to the Company's knowledge, neither the Company nor any Subsidiary: (F) has engaged in any conduct that has led to, or could reasonably be expected to lead to, the imposition of liability relating to mischarging, defective pricing, fraud, false claims or statements, false certifications, procurement integrity, or export controls; and (G) has made any, or is considering making any, disclosure to any Governmental Authority pursuant to any voluntary disclosure agreement;

            (xi)  no Governmental Authority, and no prime contractor or subcontractor thereof, has withheld or set off or, to the Company's knowledge, threatened to withhold or set off, any amount due to the Company or any Subsidiary under any Government Contract that could reasonably be expected to have a Material Adverse Effect;

           (xii)  neither the Company nor any Subsidiary is subject to any financing arrangement or assignment of proceeds or claims with respect to the performance of any Government Contract; the Company's and the Subsidiaries' cost accounting and government property management systems are in compliance with applicable laws, regulations and other Legal Requirements; each of the Company and the Subsidiaries has (if, and to the extent, required) reached agreement with the cognizant government representatives approving and "closing" all indirect costs charged to contracts with any Governmental Authority for all fiscal years ended on or before December 31, 2003, and those years are closed;

          (xiii)  each of the Company and the Subsidiaries has complied in all material respects with all Legal Requirements and with all applicable contract requirements relating to the placement of legends or restrictive markings on technical data, trade secrets, computer software and any other Intellectual Property of the Company or such Subsidiary; to the Company's knowledge, in performing its Government Contracts, each of the Company and the Subsidiaries has delivered, provided or transferred to Governmental Authorities, prime contractors and subcontractors the minimum intellectual property rights required by the applicable contract to be delivered, provided or transferred; to the Company's knowledge, each of the Company and the Subsidiaries has marked all technical data, trade secrets, computer software and any other intellectual property with all markings and legends (including, as appropriate, any "restricted rights," "limited rights" or "government purpose license rights" legend) necessary (under the FAR, DFARS or other applicable Legal Requirements) to ensure that no Governmental Authority or other person is able to acquire any unlimited rights (or any rights beyond those provided by the terms of the relevant contract) with respect to such technical data, trade secrets, computer software or any other Intellectual Property of the Company or such Subsidiary;

          (xiv)  to the Company's knowledge, all test and inspection results submitted by the Company and the Subsidiaries in connection with any Government Contract or Government Bid were current, accurate and complete as of the date provided; to the Company's knowledge, each of the Company and the Subsidiaries has provided all test and inspection results required by any Government Contract or Government Bid;

           (xv)  neither the Company nor any Subsidiary will be required to give notice to, or to obtain any consent from, any Governmental Authority under or in connection with any Government Contract or Government Bid as a result of or by virtue of (A) the execution, delivery or performance of this Agreement, the Registration Rights Agreement or any agreements contemplated hereby, or (B) the consummation of the transactions contemplated hereby or thereby; provided that the sale of the Shares hereunder to foreign investors does not exceed any statutory limitations on the ownership of the Company's securities by non-U.S. holders;

          (xvi)  to the Company's knowledge, none of the Company, any Subsidiary or any officer, director or employee purporting to act on behalf of the Company or any such Subsidiary has at any time, directly or indirectly, paid or delivered, or promised to pay or deliver any monies, gifts or anything else of value to any government official or employee of any political party, for the purpose of illegally or improperly inducing or rewarding any action by the official favorable to the Company or any Subsidiary; to the Company's knowledge, no gratuities or bribes have been provided by the Company, any Subsidiary or any officer, consultant, director or employee purporting to act on behalf of the Company or any such Subsidiary to any government official or Governmental Authority;

         (xvii)  all security clearances with any Governmental Authority necessary for the Company's business as currently conducted are in effect and shall not be subject to revocation, suspension, forfeiture or termination or otherwise be adversely affected as a result of the transactions contemplated herein;

        (xviii)  the Company has provided to FBR, except for the classified portions of certain documents, complete copies of: (A) all material contracts, subcontracts and other agreements that the Company has entered into, or performed, during the last three years, and that account for at least 95% of the Company's revenues over the last three years; and (B) all material teaming agreements, reseller agreements and joint venture agreements that the Company has entered into, or performed, during the last three years.

          (xix)  The Company has been provided no draft show cause letters, cure notices or similar documents by any Governmental Authority; the Company does not have any unresolved or pending contractual, performance or compliance problems, delays, failures, issues, errors, mistakes and/or the like that arise under or are related to any Government Contract, subcontract or other agreement that the Company has entered into, or performed, during the last three years that could reasonably be expected to have a Material Adverse Effect; no correspondence, letters, memoranda, notices, transmissions and/or the like (in electronic, paper and/or any other form) from or on behalf of any Governmental Authority and/or any government contractor exist that discuss, reference, address or identify any unresolved or pending contractual, performance, or compliance problems, delays, failures, issues, errors, mistakes and/or the like that have been or are attributed to the Company under any Government Contract, subcontract or other agreement that the Company has entered into, or performed, during the last three years that could reasonably be expected to have a Material Adverse Effect;

           (xx)  for purposes of this Section 4 (ss):

              (1)   "Governmental Authority" means the United States government or any state or local government, court, administrative agency or commission or other governmental agency, authority or instrumentality of competent jurisdiction;

              (2)   "Government Bid" shall mean any written quotations, bids or proposals that, if accepted, would bind the Company or any Subsidiary to perform the resultant Government Contract;

              (3)   "Government Contract(s)" means any prime contract, subcontract, teaming agreement, joint venture, basic ordering agreement, pricing agreement, letter contract, grant, cooperative agreement, or other mutually binding legal agreement between the Company or any Subsidiary and (i) any Governmental Authority, (ii) any prime contractor of any Governmental Authority, or (iii) any subcontractor of any Governmental Authority; provided that a task order, purchase order or delivery order under a Government Contract shall not constitute a separate Government Contract for purposes of this definition, but shall be part of the Government Contract to which it relates; and

              (4)   "DFARS" means the Department of Defense Federal Acquisition Regulation Supplement.

          (tt)  there are no existing or, to the Company's knowledge, threatened, labor disputes with the employees of the Company or any of the Subsidiaries which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

          (uu) except as otherwise disclosed in the Disclosure Package and the Final Memorandum, neither the Company nor any Subsidiary has any off-balance sheet transactions, arrangements, obligations (including contingent obligations), or any other similar relationships with unconsolidated entities or other persons;

          (vv) to the Company's knowledge, substantially all equipment sold during the past three years was delivered to a U.S. government customer or to another customer who took delivery of the equipment within the United States; in the case of the exceptions, such equipment was shipped either pursuant to a U.S. government bill of lading or at the direction of the U.S. government agency because of exigent circumstances;

          (ww) to the Company's knowledge, all sales of its products, technical data and services to the U.S. government, whether pursuant to contract or subcontract, would have been made in material compliance with applicable export control regulations, including the International Traffic in Arms Regulations (ITAR), to the extent such regulations may have been applicable to such transactions;

          (xx) the Company has filed its registration application with the Directorate of Defense Trade Controls, U.S. Department of State;

          (yy) for the year ended December 31, 2005, the Company estimates that less than one percent of its gross revenue was derived from sales of commercial products, technical data and services and most of those commercial sales were in the United States to domestic entities;

          (zz) FBR and its counsel may rely on the accuracy and truthfulness of the information contained in the Statement of Facts dated as of May 21, 2006 of David MacDonald;

          (aaa)    to the Company's knowledge, there have been no allegations of any violations of export control rules, including allegations by any Governmental Authority, and no investigations of any export control matters of the Company by any Governmental Authority;

          (bbb)    to the Company's knowledge, no commercial sales of products, technical data or services to foreign destinations or entities over the last five years have involved the transfer of items substantially identical to those customized for sale to the U.S. military;

          (ccc)    the Company has in place an export control compliance program for advance review of transactions with foreign entities or foreign deliveries of the Company's products, technical data, or services; such compliance program is designed to assure that: (i) transactions are reviewed to determine whether there is a need to obtain any necessary export license; (ii) any export licenses or approvals required for the transfer of the Company's products, technical data or services to foreign entities or foreign destinations are secured prior to provision of such products, technical data or services; and (iii) any applicable exceptions upon which the Company may rely for compliance in connection with the foreign delivery of products, technical data or services properly apply and that applicable documentation requirements or other conditions necessary to the applicable exception or exemption are satisfied; such compliance program is designed to be commensurate with the volume of the Company's transfers of products, technical data or services to foreign entities or destinations, the level of technology involved in any such transfers, and provides for the advance screening of the foreign customer, destination, and end-use for compliance with applicable U.S. law.

          (ddd)    As used in this Agreement, the expression "to the Company's knowledge" or similar language with respect to matters of fact refers to the current actual knowledge of the Company's executive officers (without having undertaken any independent investigation to determine the existence or absence of any fact)

          (eee)    The Company's earth terminal stations manufactured in response to non-military orders:

              (i)  do not contain parts controlled by U.S. Munitions List (USML);

             (ii)  do not incorporate any technology or improvements that were developed specifically for military end users;

            (iii)  are not designed or derived from products produced for military customers;

            (iv)  are unable to operate on the X-band frequency, unlike many of the Company's products made for the Army;

             (v)  are generally less powerful than those produced from the U.S. military;

            (vi)  are not wired for military encryption;

           (vii)  are not configured (e.g. internal setup switches) for military end users to receive an encrypted signal;

          (viii)  do not use software developed for the military;

            (ix)  are not capable of performing any function relating to the operation and use of commercial communications satellites that would be controlled under Category XV of the USML;

             (x)  do not include GPS receiving equipment with any of the characteristics set forth in Category XV;

            (xi)  are not capable of performing telemetry, tracking or control functions (TT&C);

           (xii)  do not employ any of the cryptographic items controlled under Category XIII of the USML (Auxiliary Military Equipment); and

          (xiii)  are not training or simulation devices controlled under Category IX of the USML (Military Training Equipment).

        5.    Certain Covenants of the Company.

        The Company hereby agrees with FBR:

          (a)   to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offer and sale under the securities or blue sky laws of such states and other jurisdictions as FBR may designate or as required for the Private Placement and to maintain such qualifications in effect as long as required by such laws for the distribution of the Shares and for the Exempt Resales of the Resale Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of, or subject itself to taxation as doing business in, any such state or other jurisdiction (except service of process with respect to the offering and sale of the Shares);

          (b)   to prepare the Final Memorandum in a form approved by FBR and to furnish promptly (and with respect to the initial delivery of such Final Memorandum, not later than 10:00 a.m. (New York City time) on the first day following the execution and delivery of this Agreement) to FBR or to purchasers upon the direction of FBR as many copies of the Final Memorandum (and any amendments or supplements thereto) as FBR may reasonably request for the purposes contemplated by this Agreement;

          (c)   to advise FBR promptly, confirming such advice in writing, of: (i) the happening of any event known to the Company within the time during which the Final Memorandum shall (in the view of FBR) be required to be distributed by FBR in connection with an Exempt Resale (and FBR hereby agrees to notify the Company in writing when the foregoing time period has ended) which, in the judgment of the Company, would require the making of any change in the Final Memorandum then being used so that the Final Memorandum would not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (ii) the receipt of any notification with respect to the modification, rescission, withdrawal or suspension of the qualification of the Shares, or of any exemption from such qualification or from registration of the Shares, for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes and, if any government agency or authority should issue any such order, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible;

          (d)   to furnish to FBR for a period of two years from the Closing Time, (i) copies of all annual, quarterly and current reports supplied to holders of the Shares, (ii) copies of all reports filed by the Company with the Commission, and (iii) such other information as FBR may reasonably request regarding the Company;

          (e)   not to amend or supplement the Final Memorandum prior to the Closing Time or any Secondary Closing Time unless FBR shall previously have been advised thereof and shall have consented thereto or not have reasonably objected thereto (for legal reasons) in writing within a reasonable time after being furnished a copy thereof;

          (f)    during any period in the two years (or such shorter period as may then be applicable under the Securities Act regarding the holding period for securities under Rule 144(k) under the Securities Act or any successor rule) after the Closing Time in which the Company is not subject to Section 13 or 15(d) of the Exchange Act to furnish, upon request, to any holder of such Shares the information ("Rule 144A Information") specified in Rule 144A(d)(4) under the Securities Act and any additional information ("PORTAL Information") required by the National Association of Securities Dealers, Inc. PortalSM Market ("PORTAL"), and any such Rule 144A Information and Portal Information will not, at the date thereof, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading;

          (g)   to apply the net proceeds from the sale of the Shares in the manner set forth under the caption "Use of Proceeds" in the Final Memorandum;

          (h)   that neither the Company nor any of its affiliates (as defined in Section 501(b) of Regulation D) will, whether directly or through any agent or person acting on its behalf (other than FBR): (i) offer Common Stock of the Company or any other securities convertible into or exchangeable or exercisable for such Common Stock in a manner in violation of the Securities Act or the rules and regulations thereunder, (ii) distribute any other offering material in connection with the offer and sale of the Shares, other than as described in the Disclosure Package and the Final Memorandum, or (iii) sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act), any of which will be integrated with the offering and sale of the Shares in a manner that would require the registration under the Securities Act of the sale to FBR or the Eligible Purchasers of the Resale Shares or to the Accredited Investors of the Private Placement Shares;

          (i)    that neither the Company nor any of its affiliates will take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Shares;

          (j)    that, except as permitted by the Securities Act, neither the Company nor any of its affiliates will distribute any offering materials in connection with Exempt Resales;

          (k)   to pay all expenses, fees and taxes in connection with (i) the preparation of the Preliminary Memorandum and the Final Memorandum, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to FBR (including costs of mailing and shipment), (ii) the preparation, issuance, sale and delivery of the Shares, including any stock or other transfer taxes or duties payable upon the sale of the Resale Shares to FBR, (iii) the printing of this Agreement and any dealer agreements, and the reproduction and/or printing and furnishing of copies of each thereof to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including any filing fees), and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to FBR and to dealers, (v) the designation of the Shares as PORTAL-eligible securities by PORTAL, (vi) all fees and disbursements of counsel and accountants for the Company, (vii) the fees and expenses of any transfer agent or registrar for the Common Stock, and (viii) performance of the Company's other obligations hereunder;

          (l)    to use reasonable efforts in cooperation with FBR to obtain permission for the Shares (other than Shares offered and sold in accordance with Regulation S) to be eligible for clearance and settlement through DTC, and for the Shares sold in accordance with Regulation S to be eligible for clearance and settlement through the Euroclear System and Clearstream Banking, société anonyme, Luxembourg;

          (m)  in connection with Resale Shares offered and sold in an offshore transaction (as defined in Regulation S), not to register any transfer of such Resale Shares not made in accordance with the provisions of Regulation S and not, except in accordance with the provisions of Regulation S, if applicable, to issue any such Resale Shares in the form of definitive securities;

          (n)   to furnish to FBR, during the period referred to in clause (i) of Section 5(c), not fewer than two (2) business days before filing with the Commission, a copy of the most current draft at such time of any document proposed to be filed with the Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act;

          (o)   to refrain during the period commencing on the date of this Agreement and ending on and including the date that is 180 days after the date of this Agreement and during the period commencing on the effective date of the registration statement to be filed pursuant to the Registration Rights Agreement and ending on and including the date that is 60 days after such effective date (each a "Restricted Period" and collectively, the "Restricted Periods"), without the prior written consent of FBR (which consent may be withheld or delayed in FBR's sole discretion), from (i) offering, pledging, selling, contacting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option, right or warrant for the sale of, lending or otherwise disposing of or transferring, directly or indirectly, any equity securities of the Company or any securities convertible into or exercisable or exchangeable for equity securities of the Company, or filing any registration statement under the Securities Act with respect to any of the foregoing, or (ii) entering into any swap or other arrangement that transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of equity securities of the Company, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (i) the Shares to be sold hereunder, (ii) the registration and sale of the Shares in accordance with the terms of the Registration Rights Agreement, (iii) any shares of Common Stock issued by the Company upon the exercise of an option outstanding on the date hereof and referred to in the Disclosure Package and the Final Memorandum, or (iv) such issuances of options or grants of restricted stock under the Company's stock option and incentive plans as described in the Disclosure Package and the Final Memorandum;

          (p)   if the Resale Shares are not delivered by the Company to FBR for any reason other than the termination of this Agreement pursuant to clauses (ii) through (v) of the first paragraph of Section 7 hereof or the default by FBR in its obligations hereunder, to reimburse FBR for all of its out-of-pocket expenses relating to the transactions contemplated hereby, including the reasonable fees and disbursements of its legal counsel;

          (q)   that, from and after the Closing Time, the Company shall have in place and maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

          (r)   that the Company will conduct its affairs in such a manner so as to ensure that the Company will not be an "investment company" or an entity "controlled" by an investment company within the meaning of the Investment Company Act; and

          (s)   that, as soon as reasonably practicable following completion of the transactions contemplated hereunder, to use commercially reasonable efforts to cause the Company's board of directors to approve any changes to the corporate governance policies and procedures that may be required by law prior to filing any registration statement with the Commission.

        6.    Conditions of FBR's Obligations.     The obligations of FBR hereunder are subject to (i) the accuracy of the representations and warranties on the part of the Company on the date hereof, at the Closing Time and each Secondary Closing Time, (ii) the accuracy of the statements of the Company's officers made in any certificate pursuant to the provisions hereof as of the date of such certificate, (iii) the performance by the Company of all of their respective covenants and other obligations hereunder and (iv) the following other conditions:

          (a)   The Company shall furnish to FBR at the Closing Time an opinion of Nelson Mullins Riley & Scarborough LLP, counsel for the Company, addressed to FBR and dated the Closing Time, in form and substance satisfactory to FBR, covering the matters set forth on Exhibit B hereto. Such opinion shall indicate that it is being rendered to FBR at the request of the Company.

          (b)   FBR shall have received at the Closing Time an opinion of Vinson & Elkins LLP, export controls counsel for the Company, addressed to FBR and dated the Closing Time, in form and substance satisfactory to FBR, covering the matters set forth on Exhibit C hereto. Such opinion shall indicate that it is being rendered to FBR at the request of the Company.

          (c)   FBR shall have received from Deloitte & Touche LLP "comfort" letters dated, respectively, as of the date of the Preliminary Memorandum, as of the date of the Memorandum Supplement, as of the date hereof and as of the Closing Time, addressed to FBR, and such comfort letters shall include in scope the Preliminary Memorandum, the Memorandum Supplement and the Final Memorandum, and in form and substance satisfactory to FBR.

          (d)   FBR shall have received at the Closing Time a favorable opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel for FBR, dated the Closing Time, in form and substance satisfactory to FBR.

          (e)   Prior to the Closing Time or any Secondary Closing Time, (i) no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, shall have occurred and (ii) the Final Memorandum and all amendments or supplements thereto, or modifications thereof, if any, shall not contain an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

          (f)    Between the time of execution of this Agreement and the Closing Time or any Secondary Closing Time, (i) no event, circumstance or change constituting a Material Adverse Effect shall have occurred or become known, (ii) no transaction which is material to the Company and its Subsidiaries, taken as a whole, shall have been entered into by the Company or any of its Subsidiaries that has not been fully and accurately disclosed in the Disclosure Package and the Final Memorandum, or any amendment or supplement thereto; and (iii) no order or decree preventing the use of the Final Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act shall have been issued.

          (g)   The Company shall have delivered to FBR a certificate, executed by the secretary of the Company and dated as of the Closing Time, as to (i) the resolutions adopted by the Company's board of directors in form and substance reasonably acceptable to FBR, (ii) the Company's articles of incorporation, as amended and (iii) the Company's bylaws, as amended, each as in effect at the Closing Time.

          (h)   The Company shall have delivered to FBR a certificate, executed by its chief executive officer, chief financial officer and vice president of corporate development to the effect that the representations and warranties of the Company set forth in this Agreement shall be true and correct as of the Closing Time as though made on and as of such date (except to the extent that such representations and warranties speak as of another date, in which case such representations and warranties shall be true and correct as of such other date), the conditions set forth in subsections (e) and (f) of this Section 6 shall have been satisfied and be true and correct as of the Closing Time, and the Company shall have complied with all covenants and agreements and satisfied all conditions on its part to be performed or satisfied under this Agreement at or prior to the Closing Time.

          (i)    FBR shall have received at the Closing Time a certificate from each of DPI Holdings, LLC and White Oak Capital Partners, LLC in form and substance satisfactory to FBR which shall be in substantially the form presented to FBR as of the date of the Preliminary Memorandum.

          (j)    On or before the Closing Time, FBR shall have received the Registration Rights Agreement executed by the Company and such agreement shall be in full force and effect.

          (k)   At the time of execution and delivery of this Agreement, FBR shall have received from each of the officers and directors of the Company and DPI Holdings, LLC a written agreement (a "Lock-up Agreement") in substantially the form attached hereto as Exhibit D.

          (l)    The Company shall have obtained and delivered to FBR a copy of (i) all executed consents required under the relevant leases and contracts, (ii) any approvals under the credit facility, and (iii) any approvals under the Communications Act of 1934, as amended, and the Hart-Scott-Rodino Act.

          (m)  At each Secondary Closing Time, FBR shall have received:

              (i)  certificates, dated as of each Secondary Closing Time, of the Company, substantially to the same effect as the certificates delivered at the Closing Time pursuant to subsections (g) and (h) of this Section 6, subject to any exceptions that, in the reasonable judgment of FBR, are not material.

             (ii)  the opinion of Nelson Mullins Riley & Scarborough LLP, in form and substance satisfactory to FBR, dated as of each Secondary Closing Time relating to the Regulation D Shares or the Option Shares, as applicable, and otherwise substantially to the same effect as the opinions required by subsection (a) of this Section 6.

            (iii)  "comfort" letters from Deloitte & Touche LLP, in form and substance satisfactory to FBR, dated as of each Secondary Closing Time, substantially the same in scope and substance as the letter furnished to FBR pursuant to subsection (c) of this Section 6, except that the "specified date" in the letter furnished pursuant to this subsection (m)(iii) shall be a date not more than five days prior to such Secondary Closing Time.

            In the event that any "comfort" letter referred to in subsection (c) of this Section 6 or this subsection (m)(iii) sets forth any such changes, decreases or increases that, in the reasonable discretion of FBR, are likely to result in a Material Adverse Effect, it shall be a further condition to the obligations of FBR that such letters shall be accompanied by a written explanation of the Company as to the significance thereof, unless FBR deems such explanation unnecessary. References to the Final Memorandum with respect to any "comfort" letter referred to in this Section 6 shall include any amendment or supplement thereto at the date of such letter.

            (iv)  the opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, dated as of each Secondary Closing Time, relating to the Regulation D Shares or the Option Shares, as applicable, and otherwise to the same effect as the opinion required by subsection (d) of this Section 6.

          (n)   The Company shall have furnished to FBR such other documents and certificates as to the accuracy and completeness of any statement in the Final Memorandum or any amendment or supplement thereto, and any additional matters as FBR may reasonably request, as of the Closing Time or any Secondary Closing Time, or as FBR may reasonably request.

          (o)   The Shares to be resold by FBR to QIBs pursuant to Rule 144A under the Securities Act shall have been designated as PORTAL-eligible securities by PORTAL.

          (p)   Each Subscription Agreement shall remain in full force and effect and no event shall have occurred giving any party the right to terminate any Subscription Agreement pursuant to the terms thereof.

          (q)   FBR shall have received at the Closing Time from all officers and directors of the Company except as otherwise agreed to by FBR an Agreement, Acknowledgement and Waiver in form and substance satisfactory to FBR which shall be in substantially the form presented to FBR as of the date of the Preliminary Memorandum.

        7.    Termination.     The obligations of FBR hereunder shall be subject to termination in the absolute discretion of FBR, at any time prior to the Closing Time or any Secondary Closing Time, if (i) any of the conditions specified in Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, (ii) trading in securities in general on any exchange or national quotation system shall have been suspended or minimum prices shall have been established on such exchange or quotation system, (iii) there has been a material disruption in the securities settlement, payment or clearance services in the United States, (iv) a banking moratorium shall have been declared either by the United States or New York State authorities, or (v) if the United States shall have declared war in accordance with its constitutional processes or there shall have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic, political or other conditions of such magnitude in its effect on the financial markets of the United States as, in the judgment of FBR, to make it impracticable to market the Shares.

        If FBR elects to terminate this Agreement as provided in this Section 7, the Company shall be notified promptly by letter or fax.

        If the sale to FBR of the Resale Shares, as contemplated by this Agreement, is not carried out by FBR for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, (i) the Company shall not be under any obligation or liability to FBR under this Agreement (except to the extent provided in Sections 5(k), 5(p) and 8 hereof), and (ii) FBR shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 8 hereof).

        8.    Indemnity.

        (a)   The Company agrees to indemnify, defend and hold harmless FBR and its affiliates, and their respective directors, officers, representatives and agents, and any person who controls FBR within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, FBR or any such controlling person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement made by the Company herein, (ii) any breach by the Company of any covenant set forth herein, or (iii) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Disclosure Package or the Final Memorandum, or arises out of or is based upon any omission or alleged omission to state a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except insofar as any such loss, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by FBR to the Company expressly for use in such Preliminary Memorandum or Final Memorandum (that information being limited to that described in the last sentence of Section 8(b) hereof).

        (b)   FBR agrees to indemnify, defend and hold harmless the Company and its directors and officers and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and made in reliance upon and in conformity with information furnished in writing by FBR to the Company expressly for use in the Preliminary Memorandum, the Disclosure Package or Final Memorandum (or in any amendment or supplement thereof by the Company), such information being limited to the information provided by FBR to the Company as disclosed in the section entitled "Plan of Distribution" in the Preliminary Memorandum and the Final Memorandum.

        (c)   If any action is brought against any person or entity (each an "Indemnified Party"), in respect of which indemnity may be sought pursuant to Section 8(a) or (b) above, the Indemnified Party shall promptly notify the party obligated to provide such indemnity (each an "Indemnifying Party") in writing of the institution of such action and the Indemnifying Party shall assume the defense of such action, including the employment of counsel and payment of expenses; provided that the failure so to notify the Indemnifying Party will not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to any Indemnified Party unless and to the extent the Indemnifying Party did not otherwise know of such action and such failure results in the forfeiture by the Indemnifying Party of rights and defenses that would have had material value in the defense. The Indemnified Party(ies) shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless the employment of such counsel shall have been authorized in writing by the Indemnifying Party in connection with the defense of such action or the Indemnifying Party shall not have employed counsel to have charge of the defense of such action within a reasonable time or such Indemnified Party(ies) shall have reasonably concluded (based on the advice of counsel) that counsel selected by the Indemnifying Party has an actual conflict of interest or there may be defenses available to the Indemnified Party(ies) which are different from or additional to those available to the Indemnifying Party (in which case the Indemnifying Party shall not have the right to direct the defense of such action on behalf of the Indemnified Party(ies)), in any of which events such fees and expenses shall be borne by the Indemnifying Party and paid as incurred (it being understood, however, that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of counsel (in addition to local counsel) for the Indemnified Party in any one action or series of related actions in the same jurisdiction representing the Indemnified Parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, the Indemnifying Party shall not be liable for any settlement of any such claim or action effected without its written consent. The Indemnifying Party shall have the right to settle any such claim or action for itself and any Indemnified Party so long as the Indemnifying Party pays any settlement payment and such settlement (i) includes a complete and unconditional release of the Indemnified Party from all losses, expenses, claims, damages, injunctions, liability and other obligations with respect to any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of the Indemnified Party.

        (d)   If the indemnification provided for in this Section 8 is unavailable to an Indemnified Party under subsections (a) and (b) of this Section 8 in respect of any losses, expenses, liabilities or claims referred to therein, then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and FBR, on the other hand, from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of FBR, on the other hand, in connection with the statements or omissions which resulted in such losses, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and FBR, on the other hand, shall be deemed to be in the same proportion as the total proceeds from the offering (net of initial purchaser discounts and commissions but before deducting expenses) received by the Company bear to the discounts and commissions received by FBR. The relative fault of the Company, on the one hand, and of FBR, on the other hand, shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by FBR and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

        (e)   The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (d) above. Notwithstanding the provisions of this Section 8, FBR shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares were initially offered (either in the Exempt Resales or to subscribers in the Private Placement) exceeds the amount of any damages which FBR has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        (f)    The indemnity and contribution agreements contained in this Section 8 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of FBR or its affiliates, or their respective directors, officers, representatives and agents, or any person who controls FBR within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Company or its directors and officers or any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the sale and delivery of the Shares. Each party to this Agreement agrees promptly to notify the other party of the commencement of any litigation or proceeding against it and, in the case of the Company, against any of its officers and directors, in connection with the sale and delivery of the Shares, or in connection with the Final Memorandum.

        9.    Notices.     Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing delivered by facsimile (with receipt confirmed), overnight courier or registered or certified mail, return receipt requested, or by telegram and:

          (a)   if to FBR, shall be sufficient in all respects if delivered or sent to Friedman, Billings, Ramsey & Co., Inc., 1001 Nineteenth Street North, Arlington, Virginia 22209, Attention: Compliance Department, (facsimile: 703-312-9698); with a copy to Wilson Sonsini Goodrich & Rosati, Professional Corporation, Two Fountain Square, Reston Town Center, 11921 Freedom

  Drive, Suite 600, Reston, Virginia 20190, Attention: Trevor J. Chaplick, Esq. (facsimile: 703-734-3199); and

          (b)   if to the Company, shall be sufficient in all respects if delivered to the Company at the offices of the Company at 3095 Satellite Boulevard, Duluth, Georgia 30096, Attention: Chief Executive Officer (facsimile: 678-597-0301); with a copy to Nelson Mullins Riley & Scarborough LLP, 999 Peachtree Street, NE, Suite 1400, Atlanta, Georgia 30309, Attention: Glenn W. Sturm, Esq. (facsimile: 404-817-6050).

        10.    GOVERNING LAW; HEADINGS.     THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER STATE. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

        11.    Parties at Interest.     The Agreement herein set forth has been and is made solely for the benefit of FBR and the Company and the controlling persons, directors and officers referred to in Section 8 hereof, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser, in its capacity as such, from FBR) shall acquire or have any right under or by virtue of this Agreement.

        12.    Counterparts.     This Agreement may be signed by the parties in counterparts, which together shall constitute one and the same agreement among the parties.

[SIGNATURE PAGE FOLLOWS]

        If the foregoing correctly sets forth the understanding among the Company and FBR, please so indicate in the space provided below for the purpose, whereupon this letter shall constitute a binding agreement between the Company and FBR.

Very truly yours,
DATAPATH, INC.
By:	/s/ ANDY MULLINS Name: Andy Mullins Title: President and Chief Executive Officer

Accepted and agreed to as
of the date first above written:

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

By:	/s/ JAMES R. KLEEBLATT Name: James R. Kleeblatt Title: Senior Managing Director

EXHIBIT A

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT

        This Registration Rights Agreement (this "Agreement") is made and entered into as of June 29, 2006, by and between DataPath, Inc., a Georgia corporation (together with any successor entity thereto, the "Company"), and Friedman, Billings, Ramsey & Co., Inc., a Delaware corporation ("FBR"), for the benefit of FBR, the purchasers of the Company's common stock, no par value per share, as participants ("Participants") in the private placement by the Company of shares of its common stock (the "Private Placement"), and the direct and indirect transferees of FBR, and each of the Participants.

        This Agreement is made pursuant to the Purchase/Placement Agreement (the "Purchase/Placement Agreement"), dated June 23, 2006, by and between the Company and FBR in connection with the purchase and sale or placement of an aggregate of 28,600,000 shares of the Company's common stock (plus an additional 2,860,000 shares to cover additional allotments, if any). In order to induce FBR to enter into the Purchase/Placement Agreement, the Company has agreed to provide the registration rights provided for in this Agreement to FBR, the Participants, and their respective direct and indirect transferees. The execution of this Agreement is a condition to the closing of the transactions contemplated by the Purchase/Placement Agreement.

        The parties hereby agree as follows:

1.     Definitions

        As used in this Agreement, the following terms shall have the following meanings:

          Accredited Investor Shares:    Shares initially sold by the Company to "accredited investors" (within the meaning of Rule 501(a) promulgated under the Securities Act) as Participants.

          Agreement:    As defined in the preamble.

          Affiliate:    As to any specified Person, (i) any Person directly or indirectly owning, controlling or holding, with power to vote, ten percent or more of the outstanding voting securities of such other Person, (ii) any Person, ten percent or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with power to vote, by such other Person, (iii) any Person directly or indirectly controlling, controlled by or under common control with such other Person, (iv) any executive officer, director, trustee or general partner of such Person and (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

          Business Day:    With respect to any act to be performed hereunder, each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York, New York or other applicable places where such act is to occur are authorized or obligated by applicable law, regulation or executive order to close.

          Closing Date:    June 29, 2006 or such other time or such other date as FBR and the Company may agree.

          Commission:    The Securities and Exchange Commission.

          Common Stock:    The common stock, no par value per share, of the Company.

          Company:    As defined in the preamble.

          Controlling Person:    As defined in Section 6(a) hereof.

          End of Suspension Notice:    As defined in Section 5(b) hereof.

          Exchange Act:    The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission pursuant thereto.

          FBR:    As defined in the preamble.

          Holder:    Each record owner of any Registrable Shares from time to time, including FBR and its Affiliates.

          Indemnified Party:    As defined in Section 6(c) hereof.

          Indemnifying Party:    As defined in Section 6(c) hereof.

          IPO Registration Statement:    As defined in Section 2(b) hereof.

          Issuer Free Writing Prospectus:    As defined in Section 2(c) hereof.

          Liabilities:    As defined in Section 6(a) hereof.

          NASD:    The National Association of Securities Dealers, Inc.

          No Objections Letter:    As defined in Section 4(t) hereof.

          Participant:    As defined in the preamble.

          Person:    An individual, partnership, corporation, trust, unincorporated organization, government or agency or political subdivision thereof, or any other legal entity.

          Private Placement:    As defined in the preamble.

          Proceeding:    An action, claim, suit or proceeding (including without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or, to the knowledge of the Person subject thereto, threatened.

          Prospectus:    The prospectus included in any Registration Statement, including any preliminary prospectus, and all other amendments and supplements to any such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference, if any, in such prospectus.

          Purchase/Placement Agreement:    As defined in the preamble.

          Purchaser Indemnitee:    As defined in Section 6(a) hereof.

          Registrable Shares:    The Rule 144A Shares, the Accredited Investor Shares and the Regulation S Shares, upon original issuance thereof, and at all times subsequent thereto, including upon the transfer thereof by the original holder or any subsequent holder and any shares or other securities issued in respect of such Registrable Shares by reason of or in connection with any stock dividend, stock distribution, stock split, purchase in any rights offering or in connection with any exchange for or replacement of such Registrable Shares or any combination of shares, recapitalization, merger or consolidation, or any other equity securities issued pursuant to any other pro rata distribution with respect to the Common Stock, until, in the case of any such Rule 144A Share, Accredited Investor Share or Regulation S Share, the earliest to occur of (i) the date on which the resale of such share has been registered pursuant to the Securities Act and it has been disposed of in accordance with the Registration Statement relating to it, (ii) the date on which either it has been transferred pursuant to Rule 144 (or any similar provision then in effect) or is saleable pursuant to Rule 144(k) promulgated by the Commission pursuant to the Securities Act or (iii) the date on which it is sold to the Company.

          Registration Default:    As defined in Section 2(f) hereof.

          Registration Expenses:    Any and all expenses incident to the performance of or compliance with this Agreement, including, without limitation: (i) all Commission, securities exchange, NASD registration, listing, inclusion and filing fees; (ii) all fees and expenses incurred in connection with compliance with international, federal or state securities or blue sky laws (including, without limitation, any registration, listing and filing fees and fees and disbursements of counsel in connection with blue sky qualification of any of the Registrable Shares and the preparation of a blue sky memorandum and compliance with the rules of the NASD); (iii) all expenses in preparing or assisting in preparing, word processing, duplicating, printing, delivering and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements, certificates and any other documents relating to the performance under and compliance with this Agreement; (iv) all fees and expenses incurred in connection with the listing or inclusion of any of the Registrable Shares on any securities exchange or The Nasdaq Stock Market Inc. pursuant to Section 4(n) of this Agreement; (v) the fees and disbursements of counsel for the Company and of the independent registered public accounting firm of the Company (including, without limitation, the expenses of any special audit and "cold comfort" letters required by or incident to the performance of this Agreement); (vi) reasonable fees and disbursements of Wilson Sonsini Goodrich & Rosati, Professional Corporation, or one such other counsel, reasonably acceptable to the Company, for the Holders, selected by the Holders holding a majority of the Registrable Shares (such counsel, "Selling Holders' Counsel"); and (vii) any fees and disbursements customarily paid in issues and sales of securities (including the fees and expenses of any experts retained by the Company in connection with any Registration Statement); provided, however, that Registration Expenses shall exclude brokers' or underwriters' discounts and commissions, if any, relating to the sale or disposition of Registrable Shares by a Holder.

          Registration Statement:    Any registration statement of the Company that covers the resale of Registrable Shares pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement.

          Regulation S:    Regulation S (Rules 901 - 905) promulgated by the Commission under the Securities Act, as such rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such regulation.

          Regulation S Shares:    Shares initially resold by FBR pursuant to the Purchase/Placement Agreement to "non-U.S. persons" (in accordance with Regulation S) in an "offshore transaction" (in accordance with Regulation S).

          Restricted Period:    As defined in Section 7 hereof.

          Rule 144:    Rule 144 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

          Rule 144A:    Rule 144A promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

          Rule 144A Shares:    Shares initially resold by FBR pursuant to the Purchase/Placement Agreement to "qualified institutional buyers" (as such term is defined in Rule 144A.).

          Rule 158:    Rule 158 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

          Rule 415:    Rule 415 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

          Rule 424:    Rule 424 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

          Rule 429:    Rule 429 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

          Securities Act:    The Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.

          Shares:    The shares of Common Stock being offered and sold pursuant to the terms and conditions of the Purchase/Placement Agreement.

          Shelf Registration Statement:    As defined in Section 2(a) hereof.

          Suspension Event:    As defined in Section 5(b) hereof.

          Suspension Notice:    As defined in Section 5(b) hereof.

          Underwritten Offering:    A sale of securities of the Company to an underwriter or underwriters for re-offering to the public.

2.     Registration Rights

        (a)    Mandatory Shelf Registration.     As set forth in Section 4 hereof, the Company agrees to file with the Commission as soon as reasonably practicable following the date of this Agreement (but in no event later than the date that is 90 days after the date of this Agreement) a shelf Registration Statement on Form S-l or such other form under the Securities Act then available to the Company providing for the resale of any Registrable Shares pursuant to Rule 415 from time to time by the Holders (a "Shelf Registration Statement"). The Company shall use its commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective by the Commission as soon as practicable. Any Shelf Registration Statement shall provide for the resale from time to time, and pursuant to any method or combination of methods legally available (including, without limitation, an Underwritten Offering, a direct sale to purchasers or a sale through brokers or agents, which may include sales over the internet) by the Holders of any and all Registrable Shares.

        (b)    IPO Registration.     If the Company proposes to file a registration statement on Form S-l or such other form under the Securities Act providing for the initial public offering of shares of Common Stock (the "IPO Registration Statement"), the Company will notify in writing each Holder of the filing, within the ten (10) Business Days after the filing thereof, and afford each Holder an opportunity by the time designated in the notice to include in the IPO Registration Statement all or any part of the Registrable Shares then held by such Holder. Each Holder desiring to include in the IPO Registration Statement all or part of the Registrable Shares held by such Holder shall, within twenty (20) days after receipt, of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Shares such Holder wishes to include in the IPO Registration Statement. Any election by any Holder to include any Registrable

Shares in the IPO Registration Statement will not affect the inclusion of such Registrable Shares in the Shelf Registration Statement until such Registrable Shares have been sold under the IPO Registration Statement.

          (i)    Right to Terminate IPO Registration.    The Company shall have the right to terminate or withdraw the IPO Registration Statement initiated by it referred to in this Section 2(b) prior to the effectiveness of such registration whether or not any Holder has elected to include Registrable Shares in such registration.

          (ii)    Selection of Underwriter.    The Company shall have the sole right to select the managing underwriter(s) for its initial public offering, regardless of whether any Registrable Securities are included in the IPO Registration Statement or otherwise.

          (iii)    Shelf Registration not Impacted by IPO Registration Statement.    The Company's obligation to file the Shelf Registration Statement pursuant to Section 2(a) hereof shall not be affected by the filing or effectiveness of the IPO Registration Statement.

        (c)    Issuer Free Writing Prospectus.     The Company represents and agrees that, unless it obtains the prior consent of Holders of a majority of the Registrable Shares that are registered under a Registration Statement at such time or the consent of the managing underwriter in connection with any Underwritten Offering of Registrable Shares, and each Holder represents and agrees that, unless it obtains the prior consent of the Company and any such underwriter, it will not make any offer relating to the Shares that would constitute an "issuer free writing prospectus," as defined in Rule 433 (an "Issuer Free Writing Prospectus"), or that would otherwise constitute a "free writing prospectus," as defined in Rule 405, required to be filed with the Commission. The Company represents that any Issuer Free Writing Prospectus will not include any information that conflicts with the information contained in any Registration Statement or the related Prospectus and, any Issuer Free Writing Prospectus, when taken together with the information in such Registration Statement and the related Prospectus, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

        (d)    Underwriting.     The Company shall advise all Holders of the underwriter for the Underwritten Offering proposed under the IPO Registration Statement. The right of any such Holder's Registrable Shares to be included in the IPO Registration Statement pursuant to Section 2(b) shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Shares in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Shares through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter(s) selected for such underwriting and complete and execute any questionnaires, powers of attorney, indemnities, securities escrow agreements and other documents reasonably required under the terms of such underwriting, and furnish to the Company such information as the Company may reasonably request in writing for inclusion in the Registration Statement; provided, however,that no Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder and such Holder's intended method of distribution and any other representation required by law or reasonably requested by the underwriters. Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation on the number of shares to be included, then the managing underwriter(s) may exclude shares (including Registrable Shares) from the IPO Registration Statement and Underwritten Offering, and any shares included in such IPO Registration Statement and Underwritten Offering shall be allocated first, to the Company, and second, to each of the Holders requesting inclusion of their Registrable Shares in such IPO Registration Statement (on a pro rata basis based on the total number of Registrable Shares then held by each such Holder who is requesting inclusion); provided, however, that the number of Registrable Shares to be included in the IPO Registration Statement shall not be reduced unless all other securities of the Company held by (i) officers, directors, other employees of the Company and consultants; and (ii) other holders of the Company's capital stock with registration rights that are inferior (with respect to such reduction) to the registration rights of the Holders set forth herein, are first entirely excluded from the underwriting and registration; provided, further, however, that Holders of Registrable Shares shall be permitted to include Registrable Shares comprising at least 25% of the total securities included in the Underwritten Offering proposed under the IPO Registration Statement.

        By electing to include the Registrable Shares in the IPO Registration Statement, the Holder of such Registrable Shares shall be deemed to have agreed not to effect any public sale or distribution of securities of the Company of the same or similar class or classes of the securities included in the IPO Registration Statement or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 or Rule 144A under the Securities Act, during such periods as reasonably requested (but in no event for a period longer than thirty (30) days prior to and one hundred eighty (180) days following the effective date of the IPO Registration Statement) by the representatives of the underwriters, if an Underwritten Offering, or by the Company in any other registration.

        If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter(s), delivered at least ten (10) Business Days prior to the effective date of the IPO Registration Statement. Any Registrable Shares excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

        (e)    Expenses.     The Company shall pay all Registration Expenses in connection with the registration of the Registrable Shares pursuant to this Agreement. Each Holder participating in a registration pursuant to this Section 2 shall bear such Holder's proportionate share (based on the total number of Registrable Shares sold in such registration) of all discounts and commissions payable to underwriters or brokers in connection with a registration of Registrable Shares pursuant to this Agreement.

        (f)    Executive Bonuses.     If the Company does not file a Registration Statement registering the resale of the Accredited Investor Shares, the Rule 144A Shares, and the Regulation S Shares within 90 days after the Closing Date, other than as a result of the Commission being unable to accept such filings (a "Registration Default"), then, for each day the Registration Default continues, each of Andy Mullins, Chief Executive Officer, James Modak, Chief Financial Officer and Larry Bolterstein, Vice President of Corporate Development, shall forfeit 1.0% of any bonus that would otherwise be payable to him in the 2006 fiscal year (or to which he became entitled as a result of performance during the 2006 fiscal year), whether under an employment agreement with the Company, a bonus plan or any other bonus arrangement, including any bonus compensation for which payment would otherwise be deferred until after 2006. No bonuses, compensation, awards, equity compensation or other amounts shall be payable or granted in lieu of or to make such Chief Executive Officer or Chief Financial Officer whole for any such forfeited bonuses.

3.     Rules 144 and 144A Reporting

        With a view to making available the benefits of certain rules and regulations of the Commission that may at any time permit the sale of the Registrable Shares to the public without registration, the Company agrees to:

          (a)   make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration statement under the Securities Act filed by the Company for an offering of its securities to the general public;

          (b)   use commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required to be filed by the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements);

          (c)   so long as a Holder owns any Registrable Shares, if the Company is not required to file reports and other documents under the Securities Act and the Exchange Act, it will make available other information as required by, and so long as necessary to permit sales of Registrable Shares pursuant to, Rule 144 or Rule 144A, and in any event shall make available (either by mailing a copy thereof, by posting on the Company's website, or by press release) to each Holder a copy of:

              (i)  the Company's annual consolidated financial statements (including at least balance sheets, statements of profit and loss, statements of shareholders' equity and statements of cash flows) prepared in accordance with generally accepted accounting principles in the United States, accompanied by an audit report of the Company's independent accountants, no later than ninety (90) days after the end of each fiscal year of the Company; and

             (ii)  the Company's unaudited quarterly financial statements (including at least balance sheets, statements of profit and loss, statements of shareholders' equity and statements of cash flows) prepared in a manner substantially consistent with the preparation of the Company's annual financial statements, no later than forty-five (45) days after the end of each fiscal quarter of the Company;

          The Company shall hold, a reasonable time after the availability of such financial statements and upon reasonable notice to the Holders and FBR (either by mail, by posting on the Company's website, or by press release), a quarterly investor conference call to discuss such financial statements, which call will also include an opportunity for the Holders to ask questions of management with regard to such financial statements, and will also cooperate with, and make management reasonably available to, FBR personnel in connection with making Company information available to investors; and

          (d)   at any time after it has become subject to the reporting requirements of the Exchange Act, so long as a Holder owns any Registrable Shares, to furnish to the Holder promptly upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company, and take such further actions, as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such Registrable Shares without registration.

4.     Registration Procedures

        In connection with the obligations of the Company with respect to any registration pursuant to this Agreement, the Company shall use its commercially reasonable efforts to effect or cause to be effected the registration of the Registrable Shares under the Securities Act to permit the sale of such Registrable Shares by the Holder or Holders in accordance with the Holder's or Holders' intended method or methods of distribution, and the Company shall:

          (a)   notify FBR and Selling Holders' Counsel, in writing, at least ten (10) Business Days prior to filing a Registration Statement, of its intention to file a Registration Statement with the Commission and, at least five (5) Business Days prior to filing, provide a copy of the Registration Statement to FBR, its counsel and Selling Holders' Counsel for review and comment; prepare and file with the Commission, as specified in this Agreement, a Registration Statement(s), which Registration Statement(s) shall (x) comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the Commission to be filed therewith and (y) be reasonably acceptable to FBR, its counsel and Selling Holders' Counsel; notify FBR and Selling Holders' Counsel in writing, at least five (5) Business Days prior to filing of any amendment or supplement to such Registration Statement and, at least three (3) Business Days prior to filing, provide a copy of such amendment or supplement to FBR, its counsel and Selling Holders' Counsel for review and comment; promptly following receipt from the Commission, provide to FBR, its counsel and Selling Holders' Counsel copies of any comments made by the staff of the Commission relating to such Registration Statement and of the Company's responses thereto for review and comment; and use its commercially reasonable efforts to cause such Registration Statement to become effective as soon as practicable after filing and to remain effective, subject to Section 5 hereof, until the earlier of (i) such time as all Registrable Shares covered thereby have been sold in accordance with the intended distribution of such Registrable Shares, (ii) there are no Registrable Shares outstanding or (iii) the second anniversary of the effective date of such Registration Statement (subject to extension as provided in Section 5(c) hereof); provided, however, that the Company shall not be required to cause the IPO Registration Statement to remain effective for any period longer than ninety (90) days following the effective date of the IPO Registration Statement (subject to extension as provided in Section 5(c) hereof); provided, further, that if the Company has an effective Shelf Registration Statement on Form S-l under the Securities Act and becomes eligible to use Form S-3 or such other short-form registration statement form under the Securities Act, the Company may, upon twenty (20) Business Days prior written notice to all Holders, register any Registrable Shares registered but not yet distributed under the effective Shelf Registration Statement on such a short-form Shelf Registration Statement and, once the short-form Shelf Registration Statement is declared effective, de-register such shares under the previous Registration Statement or transfer the filing fees from the previous Registration Statement (such transfer pursuant to Rule 429, if applicable) unless any Holder registered under the initial Shelf Registration Statement notifies the Company within fifteen (15) Business Days of receipt of the Company notice that such a registration under a new Registration Statement and de-registration of the initial Shelf Registration Statement would interfere with its distribution of Registrable Shares already in progress;

          (b)   subject to Section 4(i) hereof, (i) prepare and file with the Commission such amendments and post-effective amendments to each Such Registration Statement as may be necessary to keep such Registration Statement effective for the period described in Section 4(a) hereof; (ii) cause each Prospectus contained therein to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 or any similar rule that may be adopted under the Securities Act; and (iii) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by each Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling Holders thereof;

          (c)   furnish to the Holders, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Shares; the Company consents to the use of such Prospectus, including each preliminary Prospectus, by the Holders, if any, in connection with the offering and sale of the Registrable Shares covered by any such Prospectus;

          (d)   use its commercially reasonable efforts to register or qualify, or obtain exemption from registration or qualification for, all Registrable Shares by the time the applicable Registration Statement is declared effective by the Commission under all applicable state securities or "blue sky" laws of such jurisdictions as FBR or any Holder of Registrable Shares covered by a Registration Statement shall reasonably request in writing, keep each such registration or qualification or exemption effective during the period such Registration Statement is required to be kept effective pursuant to Section 4(a) and do any and all other acts and things that may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Shares owned by such Holder; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4(d), except as may be required by the Securities Act, (ii) subject itself to taxation in any such jurisdiction, or (iii) submit to the general service of process in any such jurisdiction;

          (e)   use its commercially reasonable efforts to cause all Registrable Shares covered by such Registration Statement to be registered and approved by such other governmental agencies or authorities as may be necessary to enable the Holders thereof to consummate the disposition of such Registrable Shares;

          (f)    (i) notify FBR and each Holder promptly and, if requested by FBR or any Holder, confirm such advice in writing (1) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (2) of the issuance by the Commission or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (3) of any request by the Commission or any other federal, state or foreign governmental authority for (A) amendments or supplements to a Registration Statement or related Prospectus or (B) additional information and (4) of the happening of any event during the period a Registration Statement is effective as a result of which such Registration Statement or the related Prospectus or any document incorporated by reference therein contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (which information shall be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made) and (ii) at the request of any such Holder, promptly to furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchaser of such securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (g)   make every reasonable effort to avoid the issuance of, or if issued, to obtain the withdrawal of any order enjoining or suspending the use or effectiveness of a Registration Statement or suspending of the qualification (or exemption from qualification) of any of the Registrable Shares for sale in any jurisdiction, as promptly as practicable;

          (h)   upon request, furnish to each requesting Holder of Registrable Shares, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment or supplement thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

          (i)    except as provided in Section 5, upon the occurrence of any event contemplated by Section 4(f)(4) hereof, as promptly as practicable prepare and file with the Commission a supplement or post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Shares, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated

  therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (j)    if requested by the representative of the underwriters, if any, or any Holders of Registrable Shares being sold in connection with such offering, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information as the representative of the underwriters, if any, or such Holders indicate relates to them or that they reasonably request be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

          (k)   in the case of an Underwritten Offering, use its commercially reasonable efforts to furnish to each Holder of Registrable Shares covered by such Registration Statement and the underwriters a signed counterpart, addressed to each such Holder and the underwriters, of: (i) an opinion of counsel for the Company, dated the date of each closing under the underwriting agreement, reasonably satisfactory to such Holder and the underwriters, and (ii) a "comfort" letter, dated the effective date of such Registration Statement and the date of each closing trader the underwriting agreement, signed by the independent public accountants who have certified the Company's financial statements included in such Registration Statement, covering substantially the same matters with respect to such Registration Statement (and the Prospectus included therein) and with respect to events subsequent to the date of such financial statements, as are customarily covered in accountants' letters delivered to underwriters in underwritten public offerings of securities and such other financial matters as such Holder and the underwriters may reasonably request;

          (l)    enter into customary agreements (including in the case of an Underwritten Offering, an underwriting agreement in customary form) and take all other action in connection therewith in order to expedite or facilitate the distribution of the Registrable Shares included in such Registration Statement and, in the case of an Underwritten Offering, make representations and warranties to the Holders covered by such Registration Statement and to the underwriters in such form and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same to the extent customary if and when requested;

          (m)  make available for inspection by representatives of the Holders and the representative of any underwriters participating in any disposition pursuant to a Registration Statement and any special counsel or accountants retained by such Holders or underwriters, all financial and other records, pertinent corporate documents and properties of the Company and cause the respective officers, directors and employees of the Company to supply all information reasonably requested by any such representatives, the representative of the underwriters, counsel thereto or accountants in connection with a Registration Statement; provided, however, that such records, documents or information that the Company determines, in good faith, to be confidential and notifies such representatives, representative of the underwriters, counsel thereto or accountants are confidential shall not be disclosed by the representatives, representative of the underwriters, counsel thereto or accountants unless (i) the disclosure of such records, documents or information is necessary to avoid or correct a misstatement or omission in a Registration Statement or Prospectus, (ii) the release of such records, documents or information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, or (iii) such records, documents or information have been generally made available to the public;

          (n)   use its commercially reasonable efforts (including, without limitation, seeking to cure any deficiencies cited by the exchange or market in the Company's listing or inclusion application) to list or include all Registrable Shares on the New York Stock Exchange or the Nasdaq National Market;

          (o)   prepare and file in a timely manner all documents and reports required by the Exchange Act and, to the extent the Company's obligation to file such reports pursuant to Section 15(d) of the Exchange Act expires prior to the expiration of the effectiveness period of the Registration Statement as required by Section 4(a) hereof, the Company shall register the Registrable Shares under the Exchange Act and shall maintain such registration through the effectiveness period required by Section 4(a) hereof;

          (p)   provide a CUSIP number for all Registrable Shares, not later than the effective date of the Registration Statement;

          (q)   (i) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, (ii) make generally available to its shareholders, as soon as reasonably practicable, earnings statements covering at least 12 months that satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 (or any similar rule promulgated under the Securities Act) thereunder, but in no event later than forty-five (45) days after the end of each fiscal year of the Company and (iii) not file any Registration Statement or Prospectus or amendment or supplement to such Registration Statement or Prospectus to which any Holder of Registrable Shares covered by any Registration Statement shall have reasonably objected on the grounds that such Registration Statement or Prospectus or amendment or supplement does not comply in all material respects with the requirements of the Securities Act, such Holder having been furnished with a copy thereof at least two (2) Business Days prior to the filing thereof;

          (r)   provide and cause to be maintained a registrar and transfer agent for all Registrable Shares covered by any Registration Statement from and after a date not later than the effective date of such Registration Statement;

          (s)   in connection with any sale or transfer of the Registrable Shares (whether or not pursuant to a Registration Statement) that will result in the securities being delivered no longer being Registrable Shares, cooperate with the Holders and the representative of the underwriters, if any, to facilitate the timely preparation and delivery of certificates representing the Registrable Shares to be sold, which certificates shall not bear any restrictive transfer legends and to enable such Registrable Shares to be in such denominations and registered in such names as the representative of the underwriters, if any, or the Holders may request;

          (t)    in connection with the initial filing of a Shelf Registration Statement and each amendment thereto with the Commission pursuant to Section 2(a) hereof, prepare and, within one (1) Business Day of such filing with the Commission, file with the NASD all forms and information required or requested by the NASD in order to obtain, written confirmation from the NASD that the NASD does not object to the fairness and reasonableness of the underwriting terms and arrangements (or any deemed underwriting terms and arrangements) (each such written confirmation, a "No Objections Letter") relating to the resale of Registrable Shares pursuant to the Shelf Registration Statement, including, without limitation, infomation provided to the NASD through its COBRADesk system, and pay all costs, fees and expenses incident to the NASD's review of the Shelf Registration Statement and the related underwriting terms and arrangements, including, without limitation, all filing fees associated with any filings or submissions to the NASD and the legal expenses, filing fees and other disbursements of FBR and any other NASD member that is the holder of, or is affiliated or associated with an owner of, Registrable Shares included in the Shelf Registration Statement (including in connection with any initial or subsequent member filing);

          (u)   in connection with the initial filing of a Shelf Registration Statement and each amendment thereto with the Commission pursuant to Section 2(a) hereof, provide to FBR and its representatives, the opportunity to conduct due diligence, including, without limitation, an inquiry of the Company's financial and other records, and make available members of its management for questions regarding information which FBR may request in order to fulfill any due diligence obligation on its part; and

          (v)   upon effectiveness of the first Registration Statement filed under this Agreement, take such actions and make such filings as are necessary to effect the registration of the Common Stock under the Exchange Act simultaneously with or immediately following the effectiveness of the Registration Statement.

        The Company may require the Holders to furnish to the Company such information regarding the proposed distribution by such Holder of such Registrable Shares as the Company may from time to time reasonably request in writing or as shall be required to effect the registration of the Registrable Shares, and no Holder shall be entitled to be named as a selling shareholder in any Registration Statement and no Holder shall be entitled to use the Prospectus forming a part thereof if such Holder does not provide such information to the Company. Each Holder further agrees to furnish promptly to the Company in writing all information required from time to time to make the information previously furnished by such Holder not misleading.

        Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(f)(i)(3)(A) or 4(f)(i)(4) hereof, such Holder will immediately discontinue disposition of Registrable Shares pursuant to a Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus. If so directed by the Company, such Holder will deliver to the Company (at the expense of the Company) all copies in its possession, other than, permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Shares current at the time of receipt of such notice.

5.     Black-Out Period

        (a)   Subject to the provisions of this Section 5 and a good faith determination by a majority of the independent members of the board of directors of the Company (the "Board of Directors") that it is in the best interests of the Company to suspend the use of the Registration Statement, following the effectiveness of a Registration Statement (and the filings with any international, federal or state securities commissions), the Company, by written notice to FBR and the Holders, may direct the Holders to suspend sales of the Registrable Shares pursuant to a Registration Statement for such times as the Company reasonably may determine is necessary and advisable (but in no event for more than an aggregate of ninety (90) days in any rolling twelve (12)-month period commencing on the Closing Date or more than sixty (60) days in any rolling ninety (90-) day period), if any of the following events shall occur: (i) the representative of the underwriters of an Underwritten Offering of primary shares by the Company has advised the Company that the sale of Registrable Shares pursuant to the Registration Statement would have a material adverse effect on the Company's primary offering; (ii) the majority of the independent members of the Board of Directors of the Company shall have determined in good faith that (A) the offer or sale of any Registrable Shares would materially impede, delay or interfere with any proposed financing, offer or sale of securities, acquisition, corporate reorganization or other significant transaction involving the Company, (B) after the advice of counsel, the sale of Registrable Shares pursuant to the Registration Statement would require disclosure of non-public material information not otherwise required to be disclosed under applicable law, and (C) (x) the Company has a bona fide business purpose for preserving the confidentiality of such transaction, (y) disclosure would have a material adverse effect on the Company or the Company's ability to consummate such transaction, or (z) renders the Company unable to comply with Commission requirements, in each case under circumstances that would make it impractical or inadvisable to promptly amend or supplement the Registration Statement; or (iii) the majority of the independent members of the Board of Directors of the Company shall have determined in good faith, after the advice of counsel, that it is required by law, rule or regulation or that it is in the best interests of the Company to supplement the Registration Statement or file a post-effective amendment to the Registration Statement in order to incorporate information into the Registration Statement for the purpose of (1) including in the Registration Statement any prospectus required under Section 10(a)(3) of the Securities Act; (2) reflecting in the prospectus included in the Registration Statement any facts or events arising after the effective date of the Registration Statement (or of the most recent post-effective amendment) that, individually or in the aggregate, represents a fundamental change in the information set forth therein; or (3) including in the prospectus included in the Registration Statement any material information with respect to the plan of distribution not disclosed in the Registration Statement or any material change to such information. Upon the occurrence of any such suspension, the Company shall use its best efforts to promptly amend or supplement the Registration Statement on a post-effective basis or to take such action as is necessary to make resumed use of the Registration Statement compatible with the Company's best interests, as applicable, so as to permit the Holders to resume sales of the Registrable Shares as soon as possible.

        (b)   In the case of an event that causes the Company to suspend the use of a Registration Statement (a "Suspension Event"), the Company shall give written notice (a "Suspension Notice") to FBR and the Holders to suspend sales of the Registrable Shares and such notice shall state generally the basis for the notice and that such suspension shall continue only for so long as the Suspension Event or its effect is continuing and the Company is using its best efforts and taking all reasonable steps to terminate suspension of the use of the Registration Statement as promptly as possible. The Holders shall not effect any sales of the Registrable Shares pursuant to such Registration Statement (or such filings) at any time after it has received a Suspension Notice from the Company and prior to receipt of an End of Suspension Notice (as defined below). If so directed by the Company, each Holder will deliver to the Company (at the expense of the Company) all copies other than permanent file copies then in such Holder's possession of the Prospectus covering the Registrable Shares at the time of receipt of the Suspension Notice. The Holders may recommence effecting sales of the Registrable Shares pursuant to the Registration Statement (or such filings) following further notice to such effect (an "End of Suspension Notice") from the Company, which End of Suspension Notice shall be given by the Company to the Holders and FBR in the manner described above promptly following the conclusion of any Suspension Event and its effect.

        (c)   Notwithstanding any provision herein to the contrary, if the Company shall give a Suspension Notice pursuant to this Section 5, the Company agrees that it shall extend the period of time during which the applicable Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from the date of receipt by the Holders of the Suspension Notice to and including the date of receipt by the Holders of the End of Suspension Notice and copies of the supplemented or amended Prospectus necessary to resume sales.

6.     Indemnification and Contribution

        (a)   The Company agrees to indemnify and hold harmless (i) each Holder of Registrable Shares and any underwriter (as determined in the Securities Act) for such Holder (including, if applicable, FBR), (ii) each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) any such Person described in clause (i) (any of the Persons referred to in this clause (ii) being hereinafter referred to as a "Controlling Person"), and (iii) the respective officers, directors, partners, employees, representatives and agents of any such Person or any Controlling Person (any Person referred to in clause (i), (ii) or (iii) above may hereinafter be referred to as a "Purchaser Indemnitee"), to the fullest extent lawful, from and against any and all losses, claims, damages, judgments, actions, out-of-pocket expenses, and other liabilities (the "Liabilities"), including without limitation and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Purchaser Indemnitee, joint or several, directly or indirectly related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto), any Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus (or any amendment or supplement thereto), or any preliminary Prospectus or any other document used to sell the Shares, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such Liabilities arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Purchaser Indemnitee furnished to the Company or any underwriter in writing by such Purchaser Indemnitee expressly for use therein. The Company shall notify the Holders promptly of the institution, threat or assertion of any claim, proceeding (including any governmental investigation), or litigation of which it shall have become aware in connection with the matters addressed by this Agreement which involves the Company or a Purchaser Indemnitee. The indemnity provided for herein shall remain in full force and effect regardless of any investigation made by or on behalf of any Purchaser Indemnitee.

        (b)   In connection with any Registration Statement in which a Holder of Registrable Shares is participating, such Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, each Person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act and the respective partners, directors, officers, members, representatives, employees and agents of such Person or Controlling Person to the same extent as the foregoing indemnity from the Company to each Purchaser Indemnitee, but only with reference to untrue statements or omissions or alleged untrue statements or omissions made in reliance upon and in strict conformity with information relating to such Holder furnished to the Company in writing by such Holder expressly for use in such Registration Statement (or any amendment thereto), Prospectus (or any amendment or supplement thereto), Issuer Free Writing Prospectus (or any amendment or supplement thereto) or any preliminary Prospectus. Absent gross negligence or willful misconduct, the liability of any Holder pursuant to this paragraph shall in no event exceed the net proceeds received by such Holder from sales of Registrable Shares pursuant to such Registration Statement, (or any amendment thereto), Prospectus (or any amendment or supplement thereto), Issuer Free Writing Prospectus (or any amendment or supplement thereto) or any preliminary Prospectus.

        (c)   If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnity may be sought pursuant to paragraph (a) or (b) above, such Person (the "Indemnified Party") shall promptly notify the Person against whom such indemnity may be sought (the "Indemnifying Party") in writing of the commencement thereof (but the failure to so notify an Indemnifying Party shall not relieve it from any liability which it may have under this Section 6, except to the extent the Indemnifying Party is materially prejudiced by the failure to give notice), and the Indemnifying Party, upon request, of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Indemnifying Party may reasonably designate in such proceeding and shall pay the reasonable fees and expenses actually incurred by such counsel related to such proceeding. Notwithstanding the foregoing, in any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party, unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed in writing to the contrary, (ii) the Indemnifying Party failed within a reasonable time after notice of commencement of the action to assume the defense and employ counsel reasonably satisfactory to the Indemnified Party, (iii) the Indemnifying Party and its counsel do not actively and vigorously pursue the defense of such action or (iv) the named parties to any such action (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, or any Affiliate of the Indemnifying Party, and such Indemnified Party shall have been reasonably advised by counsel that, either (x) there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party or such Affiliate of the Indemnifying Party or

(y) a conflict may exist between such Indemnified Party and the Indemnifying Party or such Affiliate of the Indemnifying Party (in which case the Indemnifying Party shall not have the right to assume nor direct the defense of such action on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such Indemnified Parties, which firm shall be designated in writing by those Indemnified Parties who sold a majority of the Registrable Shares sold by all such Indemnified Parties and any such separate firm for the Company, the directors, the officers and such control Persons of the Company as shall be designated in writing by the Company). The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with Such consent or if there is a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify any Indemnified Party from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Party shall, without the prior written consent of the Indemnified Parry, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that, are the subject matter of such proceeding.

        (d)   If the indemnification provided for in paragraphs (a) and (b) of this Section 6 is for any reason held to be unavailable to an Indemnified Party in respect of any Liabilities referred to therein (other than by reason of the exceptions provided therein) or is insufficient to hold harmless a party indemnified thereunder, then each Indemnifying Party under such paragraphs, in lieu of indemnifying such indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Liabilities (i) in such proportion as is appropriate to reflect the relative benefits of the Indemnified Party on the one hand and the Indemnifying Party(ies) on the other in connection with the statements or omissions that resulted in such Liabilities, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Indemnifying Party(ies) and the Indemnified Party, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and any Purchaser Indemnitees on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by such Purchaser Indemnitees and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        (e)   The parties agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if such Indemnified Parties were treated as one entity for such purpose), or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph 6(d) above. The amount paid or payable by an Indemnified Party as a result of any Liabilities referred to paragraph 6(d) shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses actually incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, in no event shall a Purchaser Indemnitee (absent gross negligence or willful misconduct) be required to contribute any amount in excess of the amount by which the net proceeds received by such Purchaser Indemnitee from sales of Registrable Shares exceeds the amount of any damages that such Purchaser Indemnitee has otherwise been required to pay by reason of Such untrue or alleged untrue statement or omission or alleged omission. For purposes of this Section 6, each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) FBR or a Holder of Registrable Shares shall have the same rights to contribution as FBR or such Holder, as the case may be, and each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) the Company, and each officer, director; partner, employee, representative, agent or manager of the Company shall have the same rights to contribution as the Company. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 6 or otherwise, except to the extent that any party is materially prejudiced by the failure to give notice. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

        (f)    The indemnity and contribution agreements contained in this Section 6 will be in addition to any liability which the Indemnifying Parties may otherwise have to the Indemnified Parties referred to above. The Purchaser Indemnitee's obligations to contribute pursuant to this Section 6 are several in proportion to the respective number of Shares sold by each of the Purchaser Indemnitees hereunder and not joint.

7.     Market Stand-off Agreement

        Each Holder hereby agrees that it shall not, to the extent requested by the Company or an underwriter of securities of the Company, directly or indirectly sell, offer to sell (including without limitation any short sale), grant any option or otherwise transfer or dispose of any Registrable Shares or other shares of Common Stock of the Company or any securities convertible into or exchangeable or exercisable for shares of Common Stock of the Company owned by such Holder as of the effective date of an IPO Registration Statement of the Company filed under the Securities Act (other than to donees or partners of the Holder who agree to be similarly bound) for a period of sixty (60) days following the effective date of such IPO Registration Statement of the Company filed under the Securities Act; provided, however, that:

          (a)   the restrictions above shall not apply to Registrable Shares sold pursuant to the IPO Registration Statement;

          (b)   all executive officers and directors of the Company then holding shares of Common Stock of the Company or securities convertible into or exchangeable or exercisable for shares of Common Stock of the Company enter into agreements that are no less restrictive;

          (c)   the Holders shall be allowed any concession or proportionate release allowed to any officer or director that entered into agreements that are no less restrictive (with such proportion being determined by dividing the number of shares being released with respect to such officer or director by the total number of issued and outstanding shares held by such officer or director); provided, that nothing in this Section 7(c) shall be construed as a right to proportionate release for the executive officers and directors of the Company upon the expiration of the 60-day period applicable to all Holders other than the executive officers and directors of the Company; and

          (d)   this Section 7 shall not be applicable if a Shelf Registration Statement of the Company filed under the Securities Act has been declared effective prior to the filing of an IPO Registration Statement.

        In order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the certificates representing the securities subject to this Section 7 and to impose stop transfer instructions with respect to the Registrable Shares and such other securities of each Holder

(and the securities of every other Person subject to the foregoing restriction) until the end of such period.

8.     Termination of the Company's Obligation

        The Company shall have no obligation pursuant to this Agreement with respect to any Registrable Shares proposed to be sold by a Holder in a registration pursuant to this Agreement if, in the opinion of counsel to the Company, all such Registrable Shares proposed to be sold by a Holder may be sold in a three-month period without registration under the Securities Act pursuant to Rule 144 under the Securities Act.

9.     Limitations on Subsequent Registration Rights

        From and after the date of this Agreement, the Company shall not, without the prior written consent of Holders beneficially owning not less than a majority of the then outstanding Registrable Shares (provided, however, that for purposes of this Section 9, Registrable Shares that are owned, directly or indirectly, by an Affiliate of the Company shall not be deemed to be outstanding), enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (a) to include such securities in any Registration Statement filed pursuant to the terms hereof, unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of Registrable Shares of the Holders that is included, or (b) to have his securities registered on a registration statement that could be declared effective prior to, or within one hundred eighty (180) days of, the effective date of any Registration Statement filed pursuant to this Agreement.

10.   Miscellaneous

        (a)    Remedies.     In the event of a breach by the Company of any of its obligations under this Agreement, each Holder, in addition to being entitled to exercise all rights provided herein or, in the case of FBR, in the Purchase/Placement Agreement, or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. Subject to Section 6, the Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agree that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

        (b)    Amendments and Waivers.     The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, without the written consent of the Company and Holders beneficially owning not less than a majority of the then outstanding Registrable Shares; provided, however, that for purposes of this Section 10(b), Registrable Shares that are owned, directly or indirectly, by an Affiliate of the Company shall not be deemed to be outstanding. No amendment shall be deemed effective unless it applies uniformly to all Holders. Notwithstanding the foregoing, a waiver or consent to or departure from the provisions hereof with respect to a matter that relates exclusively to the rights of a Holder whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders may be given by such Holder; provided that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence.

        (c)    Notices.     All notices and other communications, provided for or permitted hereunder, shall be made in writing and delivered by facsimile (with receipt confirmed), overnight courier or registered or certified mail, return receipt requested, or by telegram:

            (i)  if to a Holder, at the most current address given by the transfer agent and registrar of the Shares to the Company; and

           (ii)  if to the Company, at the offices of the Company at 2450 Satellite Boulevard, Duluth, Georgia 30096, Attention: Chief Executive Officer; (facsimile: 678-570-0301); with a copy to Nelson Mullins Riley & Scarborough LLP, 999 Peachtree Street, NE, Suite 1400, Atlanta, Georgia 30309, Attention Glenn W. Sturm, Esq. (facsimile: 678-570-0301).

        (d)    Successors and Assigns.     This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, including, without limitation and without the need for an express assignment or assumption, subsequent Holders. The Company agrees that the Holders shall be third party beneficiaries to the agreements made hereunder by FBR and the Company, and each Holder shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights hereunder.

        (e)    Counterparts.     This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

        (f)    Headings.     The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

        (g)    Governing Law.     THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY STATE COURT IN THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING IN NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

        (h)    Severability.     If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties hereto that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

        (i)    Entire Agreement.     This Agreement, together with the Purchase/Placement Agreement, is intended by the parties hereto as a final expression of their agreement, and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein.

        (j)    Registrable Shares Held by the Company or its Affiliates.     Whenever the consent or approval of Holders of a specified percentage of Registrable Shares is required hereunder, Registrable Shares held by the Company or its Affiliates shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

        (k)    Survival.     This Agreement is intended to survive the consummation of the transactions contemplated by the Purchase/Placement Agreement. The indemnification and contribution obligations under Section 6 of this Agreement shall survive the termination of the Company's obligations under Section 2 of this Agreement.

        (l)    Attorneys' Fees.     In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party, as determined by the court, shall be entitled to recover its reasonable attorneys' fees in addition to any other available remedy.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

DATAPATH, INC.
By:
Andy Mullins Chief Executive Officer
FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
By:

Name: Title:

EXHIBIT B

FORM OF OPINION OF NELSON MULLINS RILEY & SCARBOROUGH LLP

1.
The Company is validly existing as a corporation and in good standing under the laws of the State of Georgia, with all requisite corporate power and authority to own, lease or operate its properties and to conduct its business as described in the Disclosure Package and the Final Memorandum, and to execute, deliver and perform the Purchase/Placement Agreement and the Registration Rights Agreement.

2.
The execution, delivery and performance by the Company of each of the Purchase/Placement Agreement and the Registration Rights Agreement has been duly authorized by all necessary corporate action of the Company and each of the Purchase/Placement Agreement and the Registration Rights Agreement has been duly authorized, executed and delivered by the Company;

3.
The authorized, issued and outstanding capital stock of the Company, as of each date as set forth under the captions "Summary—The Offering" and "Capitalization" in the Disclosure Package and the Final Memorandum, was as set forth under the captions "Summary—The Offering" and "Capitalization" in the Disclosure Package and the Final Memorandum; to our knowledge, neither the Company nor any Subsidiary has issued any outstanding securities convertible into or exchangeable for, or outstanding options, warrants or other rights to purchase or to subscribe for, any shares of stock or other securities of the Company, except as described in the Disclosure Package and the Final Memorandum; all of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, and were not issued in violation of or subject to any preemptive right or similar right of shareholders arising by operation of law, under the Articles of Incorporation or Bylaws of the Company or, to our knowledge, under any agreement to which the Company is a party;

4.
The issuance and sale of the Shares have been duly authorized by all necessary corporate action of the Company and, when issued in accordance with the provisions of the Purchase/Placement Agreement against payment therefor, the Shares will be validly issued, fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim; the issuance, sale and delivery of the Shares by the Company is not subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right of shareholders arising by operation of law, under the Articles of Incorporation or Bylaws of the Company or, to our knowledge, under any agreement to which the Company is a party; the form of certificate evidencing the Shares complies with the requirements of the Georgia Business Corporation Code; the Shares satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act;

5.
The execution, delivery and performance by the Company of each of the Purchase/Placement Agreement and the Registration Rights Agreement, the issuance, sale and delivery of the Shares by the Company, the repurchase of 27,266,667 outstanding shares of common stock by the Company with a portion of the net proceeds received from the sale of the Shares as described in the Final Memorandum, and the consummation by the Company of the transactions contemplated by each of the Purchase/Placement Agreement and the Registration Rights Agreement, and the compliance by the Company with the terms and provisions thereunder will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (i) any provision of the Articles of Incorporation or Bylaws of the Company, (ii) any provision of any agreement set forth on Annex A hereto, or (iii) any federal or state law, regulation or rule or any decree, judgment, permit or order applicable to the Company;

6.
To our knowledge, the Company has no subsidiaries other than TRA; TRA is validly existing as a legal entity and in good standing under the laws of its jurisdiction of organization, with all requisite power and authority to own, lease or operate its properties and to conduct its business as described in the Disclosure Package and the Final Memorandum;

7.
The Company is duly qualified and is in good standing in Florida, Georgia, New Hampshire, New Jersey and Tennessee.

8.
All issued and outstanding membership interests of TRA have been duly authorized and validly issued, are fully paid and non-assessable, and have not been issued in violation of or subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right of shareholders arising by operation of law, under the organization documents of TRA or, to our knowledge, under any agreement to which TRA is a party, and are owned by the Company free and clear of any pledge, security interests, liens, encumbrances, claims or equitable interests;

9.
To our knowledge, neither the Company nor TRA is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), its Articles of Incorporation or Bylaws or in the performance or observance of any agreement set forth in Annex A hereto;

10.
To our knowledge, the Company and TRA own or possess the licenses or other rights to use Intellectual Property described in the Disclosure Package and the Final Memorandum and neither the Company nor TRA has received written notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property;

11.
Each of (i) the offer and sale of the Regulation D Shares to the purchasers thereof, (ii) the offer and sale of the 144A/Regulation S Shares to FBR, and (iii) the reoffer and resale by the Initial Purchaser of 144A/Regulation S Shares to the purchasers thereof, as contemplated under the Purchase/Placement Agreement, are exempt from the registration requirements of the Securities Act;

12.
No approval, authorization, consent or order of or filing with any federal or state governmental or regulatory commission, board, body, authority or agency is required in connection with (i) the execution, delivery and performance by the Company of the Purchase/Placement Agreement and the Registration Rights Agreement, (ii) the consummation by the Company of the transactions contemplated thereby, or (iii) the issuance, sale and delivery of the Shares as contemplated thereby, other than (A) such as have been obtained or made, or will have been obtained or made at the Closing Time, (B) with or by federal or state securities regulatory authorities in connection with or pursuant to the Registration Rights Agreement, including the filing of the registration statement(s) required thereby with the Commission, and (C) the filing of the Form D with the Commission and appropriate state regulatory agencies;

13.
The information in the Disclosure Package and the Final Memorandum under the captions "Risk Factors—Risks Related to Our Business" (other than the matters covered by the opinion of Vinson & Elkins LLP delivered pursuant to Section 6(b) of the Purchase/Placement Agreement), "Risk Factors—Risks Related to This Offering," "Business—Regulation—Operation and Use of Satellites," "Executive Compensation—Employment Agreements," "Executive Compensation—Stock Incentive Plans," "Security Ownership of Certain Beneficial Owners and Management," "Certain Relationships and Related Parties Transactions," "Description of Capital Stock," "Shares Eligible for Future Sale", "Private Placement" and "U.S. Federal Income Tax Considerations to Non-U.S. Holders," to the extent that such information constitutes summaries of documents, matters of law or legal conclusions, has been reviewed by us and is correct in all material respects. The Registration Rights Agreement conforms in all material respects to the description thereof in the Disclosure Package and the Final Memorandum;

14.
Based upon the limitations and qualifications set forth herein, we confirm to you that, except as described in the Disclosure Package and the Final Memorandum, to our knowledge, there are no actions, suits or proceedings, inquiries or investigations pending or overtly threatened by written communication to the Company or TRA;

15.
Neither the Company nor TRA is, nor upon the sale of the Shares as contemplated herein and the application of the net proceeds therefrom as described in the Disclosure Package and the Final Memorandum under the caption "Use of Proceeds," will be, an "investment company" or an entity "controlled" by an "investment company" (as such terms are defined in the Investment Company Act of 1940, as amended);

16.
Except as disclosed in the Disclosure Package and the Final Offering Memorandum, there are no persons with registration or other similar rights to have any securities registered by the Company or TRA under the Securities Act other than pursuant to the FBR Registration Rights Agreement and/or the Existing Holders Registration Rights Agreement.

17.
The Company is a small business concern as defined in FAR 19.001 for purposes of contracting or subcontracting with the United States government;

18.
To our knowledge, neither any Governmental Authority nor any prime contractor, subcontractor or other person has notified the Company or TRA in writing that the Company or TRA has breached or violated any applicable law, regulation, directive, or Legal Requirement arising under or relating or pertaining to any Government Contract or Government Bid;

19.
Neither the Company nor TRA will be required to give notice to, or to obtain any consent from, any Governmental Authority under or in connection with any Government Contract or Government Bid as a result of or by virtue of (A) the execution, delivery or performance of the Purchase/Placement Agreement or the Registration Rights Agreement, or (B) the consummation of the transactions contemplated by the Purchase/Placement Agreement or the Registration Rights Agreement (provided that the sale of the Shares to foreign investors pursuant to the Purchase/Placement Agreement does not exceed any statutory limitations on the ownership of the Company's securities by non-U.S. holders);

20.
All security clearances with any Governmental Authority necessary for the Company's business as currently conducted are in effect and shall not be subject to revocation, suspension, forfeiture or termination or otherwise be adversely affected as a result of the transactions contemplated herein (provided that the sale of the Shares to foreign investors pursuant to the Purchase/Placement Agreement does not exceed any statutory limitations on the ownership of the Company's securities by non-U.S. holders);

21.
Based solely on the factual representations of the Company set forth in the certificate signed May 21, 2006 (the "Management Certificate"), the Company has conducted its activities in material compliance with the International Traffic in Arms Regulations ("ITAR"), 22 C.F.R. Parts 120-130;

22.
Based solely on the Management Certificate, the Company's earth stations manufactured in response to non-military orders are not governed by the USML and so are not regulated under the ITAR;

23.
Based solely on the Management Certificate, the export of civilian earth stations manufactured by DataPath in response to orders from civilian companies are governed by the Export Administration Regulations ("EAR");

24.
Based solely on the Management Certificate about the manufacture, components and accompanying software of the earth stations the Company makes in response to civilian orders, such earth stations are controlled either as EAR99 commodities or under an ECCN that does not require a validated export license to most destinations, including Egypt, Malaysia, China and Bahrain.

*    *    *    *    *    *    *    *

        In the course of the Company's preparation of the Disclosure Package and Final Memorandum, we participated in conferences with certain officers and employees of the Company, the Company's independent auditors, representatives of FBR and legal counsel to FBR, but we cannot, of course, make any representation to you as to the accuracy or completeness of statements of fact contained in the Disclosure Package or the Final Memorandum (except as otherwise set forth in paragraph 13 above). Nothing, however, has come to our attention that would lead us to believe that the Disclosure Package or the and Final Memorandum contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that the Disclosure Package or the Final Memorandum (other than the financial statements and other financial and statistical data derived from, included therein or omitted therefrom, as to which we have not been requested to comment) as of the date hereof contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

ANNEX A

REVIEWED DOCUMENTS

[Material Agreements of Company]

EXHIBIT C

FORM OF OPINION OF VINSON & ELKINS LLP

        The statements in the Selected Disclosure under the captions "Risk Factors—Risks Relating to Our Business—We may not be able to receive or retain the necessary licenses or authorizations required for us to export or re-export our products, technical data or services, which could have a material adverse effect on our business and results of operations", "Business—Regulation—ITAR and EAR" and "Business—Regulation—International Regulatory Issues," to the extent that such statements constitute matters of law or legal conclusions, are correct in all material respects.

C-1

EXHIBIT D

FORM OF LOCK-UP AGREEMENT

June    , 2006

Friedman, Billings, Ramsey & Co., Inc.
1001 19th Street North
Arlington, VA 22209

Ladies and Gentlemen:

        The undersigned understands that Friedman, Billings, Ramsey & Co., Inc. ("FBR") has entered into a Purchase/Placement Agreement (the "Purchase Agreement") with DataPath, Inc., a Georgia corporation (the "Company"), providing for (a) the initial purchase by FBR of shares of the Company's common stock, no par value per share, (the "Common Stock") and the resale of such shares by FBR to certain eligible purchasers, (b) the direct sale by the Company of shares of its Common Stock to certain accredited investors, and (c) an option for FBR to purchase or place additional shares of the Common Stock either for resale by FBR to certain eligible purchasers or for direct sale by the Company to certain accredited investors (the transactions referred to in (a), (b) and (c) above are collectively referred to as the "Offering"), in each case, in transactions exempt from the registration requirements of the Securities Act of 1933, as amended. This Lock-Up Letter Agreement is being delivered to you in connection with the Offering. As a condition of receiving a distribution of shares of Common Stock of the Company from DPI Holdings, LLC ("DPI Holdings"), White Oak Capital Partners, LLC or from any of their affiliates, any person who holds a direct or indirect interest in DPI Holdings shall enter into this Lock-Up Letter Agreement.

        In order to induce FBR to act as initial purchaser and placement agent in connection with the Offering and in recognition of the benefit that the Offering will confer upon the undersigned and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the undersigned, the undersigned hereby agrees that, without the prior written consent of FBR, during the period commencing on the closing date of the Offering and ending on and including the date that is one hundred eighty (180) days after the closing date of the Offering and during the period commencing on the effective date of the registration statement to be filed pursuant to the registration rights agreement to be entered into in connection with the closing of the Offering and ending on and including the date that is one hundred eighty (180) days after such effective date (each a "Lock-Up Period"), the undersigned will not (a) offer, sell, contract to sell, agree to offer or sell, solicit offers to purchase, sell any option or contract to purchase or purchase any option or contract to sell with respect to, grant any right or warrant for the sale of, pledge, borrow or otherwise dispose of or transfer, directly or indirectly, any Relevant Security (as defined below), and (b) will not establish or increase any "put equivalent position" or liquidate or decrease any "call equivalent position" with respect to any Relevant Security (in each case within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder), or otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, directly or indirectly, any economic consequences of ownership of any Relevant Security, whether or not such transaction is to be settled by delivery of Relevant Securities, other securities, cash or other consideration. In addition, if (1) during the last 17 days of any Lock-Up Period, (A) the Company releases earnings results or (B) material news or a material event relating to the Company occurs, or (2) prior to the expiration of any Lock-Up Period, the Company announces that it will release earnings results during the 16-day period following the last day of such Lock-Up Period, then in each case such Lock-Up Period will be extended, and the restrictions imposed by this letter shall continue to apply, until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of material news or a material event relating to the

Company, as the case may be, unless FBR waives, in writing, such extension. As used herein, "Relevant Security" means the Common Stock, any other equity security of the Company or any of its subsidiaries and any security convertible into, or exercisable or exchangeable for, any Common Stock or other such equity security (whether such Common Stock or other security is now owned or hereafter acquired by the undersigned).

        Notwithstanding the foregoing, subject to applicable securities laws and the restrictions contained in the Company's charter, the undersigned may transfer any securities of the Company (including, without limitation, Common Stock) as follows: (i) pursuant to the exercise and issuance of options; (ii) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein; (iii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein; (iv) as a distribution to interest holders, partners or members of the undersigned, provided that such interest holders, partners or members agree to be bound in writing by the restrictions set forth herein; or (v) as collateral for any loan, provided that the lender agrees in writing to be bound by the restrictions set forth in herein. For purposes of this agreement, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

        The undersigned hereby authorizes the Company during any Lock-Up Period to cause any transfer agent for the Relevant Securities to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, Relevant Securities for which the undersigned is the record holder and, in the case of Relevant Securities for which the undersigned is the beneficial but not the record holder, agrees during any Lock-Up Period to cause the record holder to cause the relevant transfer agent to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, such Relevant Securities. The undersigned hereby further agrees that, without the prior written consent of FBR, during any Lock-Up Period the undersigned (x) other than in the undersigned's capacity as an officer and/or director, if applicable, in connection with the Offering will not file or participate in the filing with the Securities and Exchange Commission of any registration statement, or circulate or participate in the circulation of any preliminary or final prospectus or other disclosure document with respect to any proposed offering or sale of a Relevant Security and (y) will not exercise any rights the undersigned may have to require registration with the Securities and Exchange Commission of any proposed offering or sale of a Relevant Security.

        The undersigned acknowledges that FBR is relying on the agreements of the undersigned set forth herein in making its decision to enter into the Purchase Agreement related to the Offering and to continue its efforts in connection with the Offering.

        The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that this Lock-Up Letter Agreement constitutes the legal, valid and binding obligation of the undersigned, enforceable in accordance with its terms. Upon request, the undersigned will execute any additional documents reasonably necessary in connection with enforcement hereof. Any obligations of the undersigned shall be binding upon the successors and assigns of the undersigned from the date first above written.

[Signature page follows]

        This Lock-Up Letter Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia. Delivery of a signed copy of this Lock-Up Letter Agreement by facsimile transmission shall be effective as delivery of the original hereof.

Yours very truly,

Name:

QuickLinks

  Exhibit 10.4
PURCHASE/PLACEMENT AGREEMENT
  1. Sale and Purchase.
  (a) 144A/Regulation S Shares.
  (b) Regulation D Shares.
  (c) Option Shares.
  2. Payment and Delivery.
  (a) 144A/Regulation S Shares.
  (b) Regulation D Shares.
  (c) Option Shares.
  3. Offering of the Shares; Restrictions on Transfer.
  4. Representations and Warranties of the Company.
  5. Certain Covenants of the Company.
  6. Conditions of FBR's Obligations.
  7. Termination.
  8. Indemnity.
  9. Notices.
  10. GOVERNING LAW; HEADINGS.
  11. Parties at Interest.
  12. Counterparts.
REGISTRATION RIGHTS AGREEMENT
  (a) Mandatory Shelf Registration.
  (b) IPO Registration.
  (c) Issuer Free Writing Prospectus.
  (d) Underwriting.
  (e) Expenses.
  (f) Executive Bonuses.
  (a) Remedies.
  (b) Amendments and Waivers.
  (c) Notices.
  (d) Successors and Assigns.
  (e) Counterparts.
  (f) Headings.
  (g) Governing Law.
  (h) Severability.
  (i) Entire Agreement.
  (j) Registrable Shares Held by the Company or its Affiliates.
  (k) Survival.
  (l) Attorneys' Fees.
EXHIBIT B FORM OF OPINION OF NELSON MULLINS RILEY & SCARBOROUGH LLP
ANNEX A REVIEWED DOCUMENTS
EXHIBIT C FORM OF OPINION OF VINSON & ELKINS LLP
EXHIBIT D FORM OF LOCK-UP AGREEMENT